Exhibit 99.1

MATTHEW J. PLATKIN
ATTORNEY GENERAL OF NEW JERSEY
R.J. Hughes Justice Complex
25 Market Street, P.O. Box 093
Trenton, New Jersey 08625-0093
Attorney for Plaintiffs
By:     Gwen Farley
    Deputy Attorney General
    Attorney ID No. 000081999
    Ph. (609) 376-2740
    Gwen.Farley@law.njoag.gov

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION; THE COMMISSIONER OF THE NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION; and THE ADMINISTRATOR OF THE NEW JERSEY SPILL COMPENSATION FUND,

Plaintiffs,
v.
E.I. DU PONT DE NEMOURS AND COMPANY; THE CHEMOURS COMPANY; THE CHEMOURS COMPANY FC, LLC; THE 3M COMPANY; DUPONT SPECIALTY PRODUCTS USA, LLC; CORTEVA, INC.; DUPONT DE NEMOURS, INC.; and “ABC CORPORATIONS” 1-10 (NAMES FICTITIOUS),

Defendants.
Case No.: 1:19-cv-14758-RMB-JBC Civil Action This document relates to: Case No.: 1:19-cv-14766-RMB-JBC JUDICIAL CONSENT ORDER AS TO DEFENDANT 3M COMPANY

This matter was opened to the Court by Matthew J. Platkin, Attorney General of New Jersey, Deputy Attorney General Gwen Farley, appearing, and Kelley Drye & Warren LLP, the Law Offices of John K. Dema, P.C., Cohn, Lifland, Pearlman, Herrmann & Knopf LLP, and Taft Stettinius & Hollister, LLP, Special Counsel to the Attorney General, appearing, as attorneys for Plaintiffs New Jersey Department of Environmental Protection (the “Department”) and the

Commissioner of Environmental Protection (the “Commissioner”), in their named capacity, as parens patriae, and as Trustee of the Natural Resources of the State of New Jersey (“State”), and the Administrator of the New Jersey Spill Compensation Fund (the “Administrator”) (the Department, Commissioner, and Administrator collectively, “Plaintiffs”), and Thomas J. Perrelli, Jenner & Block LLP, representing Defendant 3M Company (“3M”). Plaintiffs are joined by the New Jersey Division of Consumer Affairs and its Director (collectively, “DCA,” and collectively with Plaintiffs and the State, “Settling Plaintiffs”) in the AFFF Litigation (as defined below), and as a Party to this Judicial Consent Order (“JCO”). The Attorney General and the Director of DCA will be added to the caption of this case for purposes of this JCO upon entry of the JCO. These Parties, having amicably and in good faith resolved their disputes before trial, seek Court approval and entry of this JCO as follows:
I.BACKGROUND
A.    3M is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business located at 3M Center, St. Paul, Minnesota 55144-1000. Settling Plaintiffs allege that 3M designed, manufactured, marketed, and sold certain PFAS, as well as PFAS-Containing Products, that were transported, stored, handled, used, released, spilled, or disposed of in, and thus resulted in PFAS Contamination in, the State of New Jersey.
B.    Settling Plaintiffs have initiated multiple litigations against and have issued an administrative directive to 3M seeking to compel 3M to investigate and remediate PFAS Contamination in various locations throughout the State, to pay related costs expended by Settling Plaintiffs, and to pay damages and penalties.

C.     On March 27, 2019, Plaintiffs filed a complaint against 3M and other defendants in the Superior Court of the State of New Jersey, Law Division, Salem County, Docket No. SLM-L-000057-19#, pursuant to the Spill Compensation and Control Act (“Spill Act”), N.J.S.A. 58:10-23.11 to -23.24, the Brownfield and Contaminated Site Remediation Act (“BCSRA”), N.J.S.A. 58:10B-1 to -31, and New Jersey common law, including negligence/gross negligence and products-liability theories (the “Chambers Works Litigation,” N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. SLM-L-000057-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019)). Through the Chambers Works Litigation, Plaintiffs seek, among other things, (i) costs to investigate, respond to, and remediate PFAS Contamination at and around the Chambers Works Site, located in Salem County, (ii) damages due to injuries to Natural Resources, including the costs to restore those resources and to compensate for lost use and value, and (iii) Punitive Damages or other penalties.
D.    Plaintiffs initiated a separate lawsuit against 3M and other defendants on March 27, 2019, by filing a complaint in the Superior Court of the State of New Jersey, Law Division, Middlesex County, Docket No. MID-L-002448-19#, pursuant to the Spill Act, the BCSRA, and New Jersey common law, including negligence and products-liability theories (the “Parlin Litigation,” N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. MID-L-002448-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019)). Through the Parlin Litigation, Plaintiffs seek, among other things, (i) costs to investigate, respond to, and remediate PFAS Contamination at and around the Parlin Site, located in Middlesex County, (ii) damages due to injuries to Natural Resources, including the costs to restore those resources and to compensate for lost use and value, and (iii) Punitive Damages or other penalties.

E.    A defendant removed the Chambers Works Litigation and the Parlin Litigation to this Court on July 5, 2019. The cases were subsequently consolidated, along with two related actions that do not name 3M, and are currently before Chief Judge, the Honorable Renée Marie Bumb.
F.    3M filed responsive pleadings in the Chambers Works Litigation and the Parlin Litigation denying liability, denying Plaintiffs’ claims and allegations against 3M, and asserting various defenses to the allegations in the Chambers Works complaint and the Parlin complaint.
G.    On March 25, 2019, the Department issued a Statewide PFAS Directive, Information Request, and Notice to Insurers regarding PFAS Contamination in the State to 3M and other respondents (the “Statewide PFAS Directive”). The Statewide PFAS Directive was issued pursuant to the authority vested in the Commissioner under the Spill Act, the Water Pollution Control Act (“WPCA”), N.J.S.A. 58:10A-1 to -20, the Air Pollution Control Act (“APCA”), N.J.S.A. 26:2C-1 to -68, and the Solid Waste Management Act (“SWMA”), N.J.S.A. 13-1E-1 to -230. The Directive provides notice that the Department believes 3M to be responsible for “significant contamination of New Jersey’s natural resources, including the air and waters of the State, with [PFAS].” The Directive seeks, among other things, to compel 3M to provide information about its uses and Discharges or potential Discharges of certain PFAS into the State’s environment, to meet with the Department to develop a good-faith estimate of costs to investigate, test, treat, clean up, and remove certain PFAS from the State’s environment, including damages for economic impacts of PFAS Contamination, and 3M’s financial condition and ability to pay for or perform the cleanup and removal of certain PFAS.
H.    On April 25, May 17, May 24, and October 2, 2019, 3M submitted a series of letters denying liability and asserting various defenses to the Statewide PFAS Directive.

I.    On May 4, 2019, Settling Plaintiffs filed a separate lawsuit against 3M and other manufacturers of aqueous film-forming foam, a PFAS-containing firefighting product (“AFFF”), and suppliers of PFAS ingredients for AFFF (the “AFFF Litigation”) in the Superior Court of New Jersey, Mercer County. 3M is named as a defendant in the AFFF Litigation as a manufacturer of certain AFFF and its component PFAS ingredients. Through the AFFF Litigation, Settling Plaintiffs assert claims against 3M pursuant to common-law products-liability theories, common-law negligence, common-law public nuisance, and the Spill Act, the Consumer Fraud Act (“CFA”), N.J.S.A. 56:8-1 to -20, and the Safe Drinking Water Act (“SDWA”), N.J.S.A. 58:12A-1 to -25. The AFFF Litigation was removed to this Court and thereafter transferred to the multidistrict litigation in the United States District Court for the District of South Carolina, In re Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.) (“AFFF MDL”), where it remains pending. Through the AFFF Litigation, Settling Plaintiffs seek to recover all costs related to the investigation, cleanup, restoration, treatment, and monitoring of statewide AFFF contamination of the State’s Natural Resources, as well as compensatory damages for lost value (including lost use) of those resources, Punitive Damages, and penalties.
J.    On December 9, 2021, this Court entered an Order reserving the parties’ potential claims, cross-claims, counterclaims, and third-party claims arising out of the Statewide PFAS Directive in the Chambers Works Litigation and the Parlin Litigation, except for those based on defendants’ alleged failure to properly respond to the Statewide PFAS Directive with respect to PFAS at or from the sites at issue in the Chambers Works Litigation and the Parlin Litigation. See Case No. 1:19-cv-14766-RMB-JBC (Dkt. 148).

K.    On December 30, 2021, this Court denied 3M’s motion to dismiss Plaintiffs’ claims against it in the Chambers Works Litigation and the Parlin Litigation. See Case No. 1:19-cv-14766-RMB-JBC (Dkt. 156). The Court held, among other things, that Plaintiffs had sufficiently pled that 3M, as a manufacturer and supplier of PFOA (perfluorooctanoic acid, a PFAS substance) to Chambers Works and Parlin, was a person “in any way responsible” for PFOA discharged from the Chambers Works Site and the Parlin Site for purposes of Plaintiffs’ Spill Act claim.
L.    On October 29, 2024, this Court entered an Order reserving all of 3M’s cross-claims against the other defendants in the Chambers Works Litigation, apart from those cross-claims previously reserved by the Court’s December 9, 2021 Order. See Case No. 1:19-cv-14766-RMB-JBC (Dkt. 385).
M.    On November 12, 2024, the Court entered an Order reserving 3M’s and the other defendants’ potential claims and third-party claims in the Chambers Works Litigation against parties not named in that action, apart from those claims and third-party claims against such parties previously reserved by the Court’s December 9, 2021 Order. See Case No. 1:19-cv-14766-RMB-JBC (Dkt. 391).
N.    This Court has confirmed that the Chambers Works Litigation is set for trial, to commence May 19, 2025. See, e.g., Case No. 1:19-cv-14766-RMB-JBC (Dkt. 480).
O.    Settling Plaintiffs assert that, beyond the current claims they are pursuing against 3M in the matters referenced above, there is a potentially broad range of additional claims that they could pursue against 3M related to PFAS.
P.     The Parties wish to resolve 3M’s alleged liability with respect to PFAS statewide, including for the specific costs and damages alleged in these Litigations and in the Statewide

PFAS Directive, for environmental, consumer protection, and other liabilities (including common-law, cost-recovery, and other claims), as well as for additional costs and damages related to PFAS and alleged PFAS Contamination, subject to the limitations and exclusions discussed herein.
Q.    After a thorough investigation and after carefully considering the relevant circumstances, including the Claims that have been or could be asserted, the legal and factual defenses to those Claims, and the applicable law, and the burdens, risks, uncertainties, and expense of litigation, as well as the fair, cost-effective, and assured method of resolving the Claims, Settling Plaintiffs have concluded that it would be in the public interest to enter into this JCO to avoid the uncertainties of litigation and to assure that the benefits reflected herein are obtained for the Political Subdivisions, citizens, and residents of New Jersey. Settling Plaintiffs have further concluded that resolution of 3M’s liability with respect to PFAS and PFAS Contamination are best resolved statewide, including environmental, consumer protection, and other liabilities (subject to the exclusions set forth herein), rather than piecemeal, consistent with this JCO.
R.    While continuing to deny any violation, wrongdoing, or liability with respect to any and all Claims that have been or could be asserted by Settling Plaintiffs, and while continuing to specifically deny and dispute the scientific, medical, factual, and other bases asserted in support of any of those Claims, 3M has nevertheless concluded that it will enter into this JCO to, among other things, avoid the delays, uncertainties, and distraction of further litigation.
S.    The Parties recognize and agree, and the Court by entering this JCO finds, that the Parties have negotiated this JCO at arm’s length with the support of a Court-appointed mediator and in good faith; that the implementation of this JCO will allow the Parties to avoid continued, prolonged, and complicated litigation, including appeals; and that this JCO is fair, reasonable, in the public interest, and consistent with applicable law.
T.    Settling Plaintiffs acknowledge that 3M has taken actions, which other companies have not taken, to cease manufacturing of AFFF and PFAS and to seek to phase out the use of PFAS in its products. On May 16, 2000, 3M announced that it would voluntarily phase out manufacturing of certain long-chain PFAS compounds. Within approximately two years after the announcement, 3M ceased manufacturing the vast majority of those PFAS compounds, as well as AFFF; and 3M ceased manufacturing those long-chain PFAS compounds by the end of 2008. On December 20, 2022, 3M announced that it will exit all PFAS manufacturing and will work to discontinue the use of PFAS across its product portfolio by the end of 2025. Thus, 3M represents and Settling Plaintiffs understand that after 2025 all newly manufactured PFAS that becomes present in New Jersey will be manufactured by sources other than 3M. For details, see 3M Company, Form 10-Q, at 24, 58 (S.E.C. filed Apr. 22, 2025).
U.    3M’s decisions were based on careful consideration and a thorough evaluation of the evolving external landscape, including multiple factors such as accelerating regulatory trends focused on reducing or eliminating the presence of PFAS in the environment and changing stakeholder expectations. 3M remains committed to site remediation and advancing water-treatment technologies at sites where 3M has historically manufactured PFAS across the globe, and is doing so in partnership with leading scientists, community advisers, and the appropriate authorities.
THEREFORE, with the consent of the Parties to this JCO, it is hereby ORDERED and ADJUDGED:

II.JURISDICTION AND VENUE
1.The Court has subject-matter jurisdiction over this action pursuant to 28 U.S.C. §§ 1331 and 1367, and sections 106, 107, and 113(b) of CERCLA, 42 U.S.C. §§ 9606, 9607, 9613(b). The Court has personal jurisdiction over the Parties for purposes of approving, entering, and implementing this JCO and resolving, solely as to 3M, the Chambers Works Litigation, the Parlin Litigation, and the AFFF Litigation (together, the “Litigations”). Venue in this Court is proper under 28 U.S.C. §§ 1391(b) and 1395(a), and section 113(b) of CERCLA, 42 U.S.C. § 9613(b), because this action arises from alleged acts or omissions that occurred at the Chambers Works Site, the Parlin Site, and other Sites within the District of New Jersey.
2.The Chambers Works Litigation and the Parlin Litigation were both removed to this Court pursuant to 28 U.S.C. §§ 1442(a)(1) and 1446(d).
3.For purposes of this Court approving, entering, and implementing this JCO, the Parties waive all objections and defenses they may have to this Court’s jurisdiction over the Parties, the subject matter of this action, and this JCO. The Parties shall not challenge this Court’s jurisdiction to enforce this JCO.
III.PARTIES BOUND
4.This JCO applies to, and is binding on, each Settling Plaintiff, each other Releasor, 3M, and each other Released Entity, as defined herein.
IV.DEFINITIONS
5.Whenever, in describing or referring to any person, party, manner, or thing, any word importing the singular number is used, the same shall be understood to include and to apply to several persons or parties as well as to one person or party, and to bodies corporate as well as individuals, and to several matters and things as well as one matter or thing. Unless the specific reference or context clearly indicates otherwise, (a) words expressed in the masculine or feminine form include the masculine, feminine, and gender-neutral forms; (b) the word “will” has the same meaning as the word “shall,” and vice versa; (c) the word “or” is not exclusive; (d) the word “extent” in the phrase “to the extent” (or “to the … extent”) means the degree to which a subject or other thing extends, and such phrase does not simply mean “if”; (e) references to any law include all rules, regulations, and sub-regulatory guidance promulgated thereunder as of the Effective Date; (f) the terms “include,” “includes,” and “including” are deemed to be followed by “without limitation”; and (g) references to dollars or “$” are to United States dollars.
6.Except where otherwise expressly provided (as in the next sentence) or where the specific reference or context clearly indicates otherwise, terms used in this JCO that are defined in the Spill Act, the WPCA, the APCA, the SWMA, the BCSRA, or the SDWA, shall have their statutory or regulatory meaning. Whenever the capitalized terms listed below are used in this JCO, the following definitions apply:
“3M” means 3M Company.
“Administrator” means the chief executive of the New Jersey Spill Compensation Fund.
“AFFF” means aqueous film-forming foam, a firefighting product, that contains PFAS.
“AFFF Litigation” means the case that Settling Plaintiffs filed against 3M and that was transferred to the AFFF MDL.
“AFFF MDL” means the multidistrict litigation in the United States District Court for the District of South Carolina, In re Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.).
“Aggregate Amount” has the meaning set forth in Paragraph 114.c.
“Annual Payments” (or “Annual Payment” in the singular) has the meaning set forth in Paragraph 44.

“APCA” means the Air Pollution Control Act, N.J.S.A. 26:2C-1 to -68.
“Attorney General” means the Attorney General of New Jersey, the State’s chief law-enforcement officer and chief legal officer.
“BCSRA” means the Brownfield and Contaminated Site Remediation Act, N.J.S.A. 58:10B-1 to -31.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601–9675.
“CFA” means the Consumer Fraud Act, N.J.S.A. 56:8-1 to -20.
“Chambers Works Litigation” means N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. SLM-L-000057-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019 (complaint filed)).
“Chambers Works Site” means the Site including the facility located at 67 Canal Road and Route 130 in Pennsville and Carneys Point Townships, Salem County, New Jersey.
“Claim” means any past, present, or future claim, including any counterclaim, cross-claim, action, right, remedy, cause of action, liability, suit, proceeding, demand, damages, injury, loss, payment, judgment, verdict, debt, dues, sum of money, lien, cost or expense (including attorneys’ fees or costs), account, reckoning, bill, covenant, contract, controversy, agreement, obligation, promise, request, assessment, charge, dispute, performance, warranty, omission, grievance, order, or monetary imposition of any sort, in each case in any forum and on any theory, whether legal, equitable, regulatory, administrative, or statutory; arising under federal, state, or local constitutional or common law, statute, regulation, order, guidance, ordinance, contract, or principle of equity; filed or unfiled; asserted or unasserted; fixed, contingent, or non-contingent; known or unknown; patent or latent; open or concealed; discovered or undiscovered;

suspected or unsuspected; foreseen, foreseeable, unforeseen, or unforeseeable; matured or unmatured; manifested or not; accrued or unaccrued; ripened or unripened; perfected or unperfected; choate or inchoate; developed or undeveloped; liquidated or unliquidated; now recognized by law or that may be created or recognized in the future by statute, regulation, order, judicial decision, or in any other manner, including any of the foregoing for direct damages, indirect damages, compensatory damages, consequential damages, incidental damages, nominal damages, economic loss, cost recovery, natural resource damages, restoration, diminution, punitive or exemplary damages, statutory and other multiple damages or penalties of any kind, or any other form of damages whatsoever; any request for declaratory, injunctive, or equitable relief, strict liability, joint and several liability, restitution, abatement, subrogation, contribution, indemnity, apportionment, disgorgement, reimbursement, attorneys’ fees, expert fees, consultant fees, fines, penalties, expenses, costs, or any other legal, equitable, civil, administrative, or regulatory remedy whatsoever, whether direct, representative, derivative, class, or individual in nature. It is the intention of this JCO that the definition of “Claim” be as broad, expansive, and inclusive as possible.
“Claim-Over” means a Claim by any Non-Released Entity against any Released Entity on the basis of contribution, indemnity, or other claim-over on any theory, relating to a Non-Party Covered Harm Claim asserted by a Releasor.
“Class-Member Public Water System” means any Public Water System that is a class member under the Public Water System Class Settlement, regardless of whether such system has asserted any Claim against 3M.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commissioner” means the New Jersey Commissioner of Environmental Protection.

“Compensatory Restoration” means compensation for the State’s citizens and residents for the period of time that Natural Resources remained injured or altered, before Primary Restoration returned the Natural Resources to their Pre-Discharge Condition.
“Contribution Claims” has the meaning set forth in Paragraph 73.
“Costs, Fees, and Punitive Damages Payment” shall have the meaning set forth in Paragraph 44.
“Court” (or “this Court”) means the United States District Court for the District of New Jersey unless expressly stated to be a different court.
“Covenant Not To Sue” has the meaning set forth in Paragraph 56.
“Covered Conduct” means:
a.Any actual or alleged act, failure to act, negligence, statement, error, omission, breach of any duty, conduct, event, transaction, agreement, misstatement, misleading statement, or other activity of any kind, intentional or unintentional, whatsoever from the beginning of time through the Effective Date (and any past, present, or future consequence of any such act, failure to act, negligence, statement, error, omission, breach of duty, conduct, event, transaction, agreement, misstatement, misleading statement, or other activity that occurred prior to the Effective Date) that has arisen, is arising, or may arise at any time in the future from, was, is, or will be based on, involved, involves, or will involve, or was, is, or will be caused by PFAS, or that did result, is resulting, or will result in PFAS Contamination. Without limiting the foregoing, the term “Covered Conduct” includes conduct arising from, based on, involving, or caused by:

i.the design, development, manufacture, formulation, distribution, handling, control, disposal, marketing, sale, testing, labeling, transportation, import, export, storage, loading, mixing, application, use, and instructions for use of PFAS or any PFAS-Containing Product;
ii.any transport, treatment, storage, disposal, or arrangement for transportation, treatment, storage, or disposal, or use of PFAS-containing Sludge or PFAS-containing Wastewater (from any Site, facility, or location), including any use for irrigation, spraying on agricultural fields, or manufacturing;
iii.any action, activity, omission, or other conduct that in any way resulted in or threatens to result in the presence of PFAS in the Environment, including any known, suspected, or threatened Discharge of any PFAS into the Environment from the beginning of time through the Effective Date, including any known, suspected, or threatened Discharge of PFAS into the Environment that commenced prior to the Effective Date and is continuing as of the Effective Date;
iv.compliance with any reporting, recordkeeping, disclosure, notification, or permit-process requirement related to, and any representations or omissions about, PFAS or any PFAS-Containing Product (to the extent any Claim that could be asserted about such Covered Conduct arises from, is based on, involves, or is caused by PFAS); or
v.any act, use, or employment by any Person of any commercial practice that is unconscionable or abusive, deception, fraud, false pretense, false promise, misrepresentation, or the knowing concealment, suppression, or omission of any material fact in connection with the sale or advertisement of PFAS or any PFAS-Containing Product (to the extent any Claim that could be asserted about such Covered Conduct arises from, is based on, involves, or is caused by PFAS), including any failure to warn others concerning any human health or environmental hazards associated with PFAS or any PFAS-Containing Product, or concerning the proper use and disposal of such substances or products, and including any such conduct that could be actionable under the CFA, other statutes, or the common law.
b.The term “Covered Conduct” does not include any conduct that a Releasor demonstrates, by clear and convincing evidence, arises solely from conduct by one or more Released Entities that occurs entirely after the Effective Date. For the avoidance of doubt, the term “Covered Conduct” includes conduct involving PFAS that was subject to a Discharge prior to the Effective Date or entered the Environment prior to the Effective Date but migrated or was transported to another location after the Effective Date.
c.It is the intention of this JCO that the definition of “Covered Conduct” be as broad, expansive, and inclusive as possible.
“Covered Harm” means any actual or alleged harm, injury, or damage actually or allegedly arising from, based on, involving, or caused by Covered Conduct, including any actual or alleged harm, injury, or damages actually or allegedly arising from, based on, involving, or caused by PFAS or PFAS Contamination. It is the intention of this JCO that the definition of “Covered Harm” be as broad, expansive, and inclusive as possible. Without limiting the foregoing, the term “Covered Harm” includes harm arising from, based on, involving, or caused by:

a.the design, engineering, installation, maintenance, or Operation of, or cost associated with any kind of treatment, filtration, Remediation, management, investigation, testing, or monitoring of PFAS in, any Drinking Water Supplies or Water System, or the rates for Potable Water that any Releasor or Water System charges its customers;
b.any Released Entity’s liability for Natural Resource Damages arising from, based on, involving, or caused by PFAS in the State;
c.any costs that any Government Entity of the State or of any of the State’s Political Subdivisions has paid or will pay due to impacts that allegedly arose from, were based on, involved, or were caused by PFAS in the Environment or by human exposure to PFAS, including payments (i) to compensate for time spent on cleanup activity, travel to and from any Site, contractor costs at any Site, or equipment used at any Site; (ii) to offset costs of restricting access to a Site necessary to perform these other activities; (iii) to any medical facility, healthcare provider, pharmacy, medical or healthcare patient, or healthcare insurer; (iv) to investigate or delineate PFAS compounds; or (v) to compensate for administrative matters, personnel issues, guidance development, or office, utility, or supply costs; or
d.any Claim, including any Claim involving any public interest or diffused public right (including any claim for Punitive Damages that may be associated with any Claim of a public or private entity), that has arisen or may arise at any time in the future from, is or will be based on, involves or will involve, or is or will be caused by PFAS, PFAS Contamination, or any PFAS-Containing Product (to the extent such Claim arises from, is based on, involves, or is caused by PFAS).

“Credit-Eligible Claim” means a Claim by a non-Releasor or a Releasor against any Released Entity arising from, based on, involving, or caused by Covered Conduct or Covered Harm that occurred entirely or partly in the State, other than a Purely Private Claim or a Claim that a Public Water System that expressly and timely opted out from the Public Water System Class Settlement filed against 3M before January 1, 2025.
“CW Fairness Credit” has the meaning set forth in Paragraph 114.c.
“Day” means a calendar day unless expressly stated to be a Working Day.
“DCA” means the New Jersey Division of Consumer Affairs and its Director.
“Department” means the New Jersey Department of Environmental Protection.
“Director” means the Director of the New Jersey Division of Consumer Affairs.
“Discharge” (or “Discharged”) means any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, or disposing of, or any contamination by, certain substances into or on any land, water, air, the Environment, or any Natural Resource, regardless of whether such discharge was reported to or otherwise discovered by any Settling Plaintiff. The term “Discharge” includes the release of such substances into or from any Treatment Works or Solid Waste Facility. It is the intention of this JCO that the definition of “Discharge” be as broad, expansive, and inclusive as possible.
“Dismissal” (or “Dismiss” or “Dismissed”) means dismissal with prejudice, with each party bearing its own costs, of pending litigation brought against any Released Entity involving any Released Claim.
“Drinking Water Supplies” means any raw or finished water source that is or may be used by a Water System, by a Private Potable Well, or as Potable Water by one or more individuals.

“DuPont” means E.I. du Pont de Nemours & Company, now known as EIDP, Inc.
“Effective Date” has the meaning set forth in Section XV.
“Environment” means the Waters Of The State, any other Drinking Water Supplies, land surface or subsurface strata, or ambient air within the State or within the jurisdiction of the State.
“Escrow Account” has the meaning set forth in Paragraph 44.
“Exhibits” (or “Exhibit” in the singular) means Exhibits A through D, attached to and incorporated by reference in this JCO, so that each Exhibit’s terms are expressly made a part of this JCO.
“Firefighting Training Academy” means Real Property that is or has been used for firefighter training with AFFF.
“Government Entity” means a governing body, department, agency, authority, or any other unit or quasi-governmental unit of any federal, State, county, or local government. It is the intention of this JCO that the definition of “Government Entity” be as broad, expansive, and inclusive as possible.
“Governor” means the Governor of New Jersey.
“Groundwater” means all water beneath the land surface that is within the saturated zone (below the water table).
“Hazardous Waste” means any waste or combination of wastes that poses a present or potential threat to human health, living organisms, or the Environment, including waste material that is toxic, carcinogenic, corrosive, irritating, sensitizing, biologically infectious, explosive, or flammable.

“Hazardous Waste Facility” means any area, plant, or other facility for the treatment, storage, or disposal of Hazardous Waste, including loading and transportation facilities or equipment used in connection with the processing of Hazardous Wastes.
“Initial Payment” has the meaning set forth in Paragraph 44.
“JCO” or “Judicial Consent Order” means this document, including all Exhibits attached hereto.
“Litigations” means the Chambers Works Litigation, the Parlin Litigation, and the AFFF Litigation.
“Multistate Catchup Payment” has the meaning set forth in Paragraph 114.a.
“Multistate Settlement” means a multistate settlement that 3M enters into with at least 25 states (including the District of Columbia, the Commonwealth of Puerto Rico, American Samoa, Guam, the U.S. Virgin Islands, and the Commonwealth of the Northern Mariana Islands) that releases Claims relating to PFAS.
“Natural Resource Damages” means all Claims arising from, based on, involving, or caused by any PFAS Contamination or Discharge of PFAS for any injury to any Natural Resource under the Spill Act, the WPCA, the APCA, the SWMA, the BCSRA, CERCLA, or any other State or federal statute, regulation, order, or common law, and include (i) the costs of assessing injury to Natural Resources; (ii) the Department’s Office of Natural Resource Restoration’s costs, attorneys’ fees, consultants’ and experts’ fees, other litigation costs, and interest, incurred prior to the Effective Date; and (iii) compensation for the lost value of, loss of use of, impairment of, injury to, or destruction of Natural Resources.
“Natural Resources” (or “Natural Resource” in the singular) means all land, vegetation, biota, fish, shellfish, wildlife and the habitats of each, all Waters Of The State, Drinking Water

Supplies, the air, and other such resources owned by, managed by, held in trust by, under the jurisdiction of, or otherwise controlled by the State.
“New Jersey Leadership Credit” has the meaning set forth in Paragraph 45.
“New Jersey Leadership Payment” has the meaning set forth in Paragraph 44.
“Non-Party Covered Harm Claim” means a Claim against any Non-Released Entity arising from, based on, involving, or caused by Covered Conduct or Covered Harm (or conduct that would be Covered Conduct or Covered Harm if engaged in by a Released Entity). It is the intention of this JCO that the definition of “Non-Party Covered Harm Claim” be as broad, expansive, and inclusive as possible.
“Non-Party Settlement” means a settlement by any Releasor that settles any Non-Party Covered Harm Claim and includes a release of any Non-Released Entity.
“Non-Released Entity” means a Person or entity that is neither a Released Entity nor a Releasor.
“Operator” (or “Operates,” “Operated,” or “Operation”) means any Person operating a facility by lease, contract, or other form of agreement.
“Paragraph” means a portion of this JCO identified by an Arabic numeral or an uppercase or lowercase letter.
“Parlin Litigation” means N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. MID-L-002448-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019 (complaint filed)).
“Parlin Site” means the Site including the facility located at 250 Cheesequake Road, Parlin, Old Bridge Township, Sayreville Borough, Middlesex County, New Jersey.

“Parties” (“Party” in the singular) means Settling Plaintiffs and 3M. To the extent that any Settling Plaintiff or 3M performs any of its obligations under this JCO through agents, the actions of those agents shall be considered the actions of that Party.
“Pathway” means the direct route or medium through which certain PFAS was transported, is transported, has migrated, or is migrating (i) from the source of PFAS Contamination or from a Discharge to any Natural Resource or (ii) from any Natural Resource to any source of Drinking Water Supplies or any other source of human exposure or contact.
“Person” means any individual, public or private corporation, company, association, society, firm, partnership, joint stock company, estate, trust, the United States, the State, or any of the State’s Political Subdivisions, departments, agencies, authorities, or instrumentalities.
“Personal Injury” means any personal physical illness, injury, or death allegedly caused by exposure to PFAS, or any loss of consortium deriving from such illness, injury, or death.
“Personal Property” means goods, chattels, and other tangible property that may be the subject of ownership but is not Real Property.
“PFAS” means, solely for purposes of this JCO, any per- or poly-fluoroalkyl substance that contains at least one fully fluorinated methyl or methylene carbon atom (without any hydrogen, chlorine, bromine, or iodine atom attached to it). It is the intention of this JCO that the definition of “PFAS” be as broad, expansive, and inclusive as possible.
“PFAS-Containing Product” means any consumer, industrial, or other material, substance, article, or product (including AFFF) manufactured with or containing PFAS (including any material, substance, article, or product that intentionally or unintentionally contains PFAS as an ingredient, byproduct, or degradation product) that was sold, supplied, transported, treated, stored, disposed of, or arranged for transportation, treatment, storage, or disposal in the State. For the avoidance of doubt, the term “PFAS-Containing Product” includes (1) a material, substance, article, or product made by a manufacturer that contains PFAS made by another manufacturer and (2) a material, substance, article, or product made by a manufacturer that contains a component that (a) was made by another manufacturer and (b) contains PFAS.
“PFAS-Containing Waste” means any waste, waste materials (or combination of wastes or waste materials), Sludge, or Wastewater that qualifies as a PFAS-Containing Product.
“PFAS Contamination” means, solely for purposes of this JCO, any presence of PFAS in the Environment, whether from a Discharge or from any other source.
“PFAS Contamination Abatement Funding” has the meaning set forth in Paragraph 50.
“PFAS Contamination Abatement Project” refers to any project described in Paragraph 50, for which 3M has agreed to pay funds to the Department, to assist the State in abating PFAS Contamination or a Discharge of PFAS, regardless of whether the source of or potential responsibility for such PFAS Contamination or Discharge is disputed.
“Plaintiffs” (or “Plaintiff” in the singular) means the Department, the Commissioner, and the Administrator.
“POET System” means a device by which Drinking Water Supplies are treated for PFAS Contamination at the point of entry into a building.
“Political Subdivision” means any city, borough, town, township, village, county, or other political subdivision of the State, or any agency or instrumentality of one or more thereof.
“Potable Water” means drinking water, water for other personal uses, and water for purposes requiring a supply of water which the Department determines is suitable for human consumption, and does not include water for use in firefighting, for agricultural (e.g., livestock or crop production) purposes, for manufacturing, or for other non-potable purposes.

“Pre-Discharge Condition” means the condition of injured or altered Natural Resources prior to the Discharge of PFAS that caused the injury or alteration, including the same quality, quantity, function, and value that existed prior to the injury or alteration.
“Primary Restoration” means returning injured or altered Natural Resources to their Pre-Discharge Condition.
“Private Non-Released Entity” means any Private Person that is a Non-Released Entity.
“Private Person” means any private individual, corporation, company, association, society, firm, partnership, or joint stock company that is not, and is not owned, Operated, managed, held in trust, or otherwise controlled by, and is not acting as an employee, agent, lessee, contractor, representative, or official of, the United States, the State, or any of the State’s Political Subdivisions, departments, agencies, authorities, or instrumentalities.
“Private Potable Well” means a hole or excavation that (i) is drilled, bored, core driven, jetted, dug, driven, or otherwise constructed for the purpose of removing water from the subsurface for Potable Water supply; (ii) is not abandoned, inactive, or out of use, so long as such well is not abandoned, inactive, or out of use based in whole or in part on the presence or threatened presence of PFAS; (iii) is not Operated for mineral extraction, for chemical manufacturing or processing, for scrap-metal processing or recycling, for power generation, as a refinery, or as a fuel-storage facility; and (iv) is owned, Operated, managed, or otherwise controlled by a Private Person.
“Property Damage” refers solely to any diminution in the value of Real Property or Personal Property (other than a Private Potable Well) caused by and proximately resulting from PFAS Contamination or a Discharge of PFAS, by comparison with its value prior to such PFAS Contamination or Discharge, provided that such property is owned by a Private Person.

“Public Water System” means a Water System for the provision to the public of water for human consumption through pipes or other constructed conveyances, if such system has at least 15 service connections or regularly serves an average of at least 25 individuals daily at least 60 Days out of the year, including (i) any collection, treatment, storage, and distribution facilities under control of the Operator of such system and used primarily in connection with such system; (ii) any collection or pre-treatment storage facilities not under such control which are used primarily in connection with such system; and (iii) any Person (but not any financing or lending institution) that has legal authority or responsibility (by statute, regulation, order, other law, or contract) to fund or incur financial obligations for the design, engineering, installation, Operation, or maintenance of any facility or equipment that treats, filters, remediates, or manages water that has entered or may enter any Drinking Water Supplies or any Public Water System. It is the intention of this JCO that the definition of “Public Water System” be as broad, expansive, and inclusive as possible. For the avoidance of doubt, the term “Public Water System” includes community water systems, non-transient non-community water systems, and transient non-community water systems.
“Public Water System Class Settlement” means the Settlement Agreement Between Public Water Systems and 3M Company that was approved by the United States District Court for the District of South Carolina in the AFFF MDL on March 29, 2024 (Dkt. 4754).
“Punitive Damages” means punitive damages, exemplary damages, treble or multiple damages, civil or administrative fines or penalties, or other damages that serve the public interest or protect the general public primarily by punishing or penalizing civil defendants’ conduct or by deterring them and others from engaging in similar conduct in the future.

“Purely Private Claim” means a civil Claim brought by any Private Non-Released Entity against any Released Entity that (a) arises from, is based on, involves, or was caused by Covered Conduct or seeks recovery for a Covered Harm; (b) could not have been brought by any Releasor; (c) presents an individual’s (or an individual’s estate’s) Claim for Personal Injury or an individual’s Claim for Property Damage; (d) does not seek damages or relief directly related to any Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System, which are addressed by this JCO; and (e) does not seek double recovery or relief that is identical to, redundant with, or duplicative of any relief that is received under this JCO or that any Settling Plaintiff could receive arising from Covered Conduct or Covered Harm. For the avoidance of doubt, the term “Purely Private Claims” includes any Private Non-Released Entity’s Claim for Property Damage that seeks damages or relief related to Remediation (e.g., of soil) that is not directly related to any Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System.
“PWS Shortfall” has the meaning set forth in Paragraph 44.e.
“Real Property” means any land, tenement, or hereditament that may be the subject of ownership, and all rights thereto and interests therein.
“Release” means the release or releases defined in Section VIII.
“Released Claims” (“Released Claim” in the singular) means any and all Claims that directly or indirectly, in any way, arose from, were based on, involved, or were caused by Covered Conduct or Covered Harm occurring at least in part prior to the Effective Date and were or could have been asserted against any Released Entity by any Releasor. Without limiting the foregoing, the term “Released Claims” includes any Claims that have been asserted against any Released Entity by the State or any Releasor in any federal, state, or local action or proceeding

(whether judicial, arbitral, regulatory, or administrative) arising from, based on, involving, or caused by, in whole or in part, Covered Conduct or Covered Harm, or any such Claim that could be or could have been asserted as of the Effective Date or in the future in those actions or in any comparable action or proceeding brought by the State or any Releasor (whether or not the State or such Releasor has brought such action or proceeding). Released Claims also include any Claim for cost recovery or contribution, including pursuant to section 107 or 113 of CERCLA (42 U.S.C. §§ 9607, 9613) or any State or federal statute related to liability (which this JCO resolves) for the Discharge or threatened Discharge of PFAS. Released Claims also include all Claims asserted in any action or proceeding that is subject to Dismissal under this JCO, whether or not such Claims arise from, are based on, involve, or are caused by Covered Conduct or Covered Harm. It is the intention of this JCO that the definition of “Released Claims” be as broad, expansive, and inclusive as possible; however, the term “Released Claims” does not include (i) any Claim based on a Released Entity’s failure to satisfy a requirement in this JCO; (ii) any Claim arising under or to enforce this JCO and any subsequent related order or judgment; (iii) any criminal liability that any Private Person, including any Released Entity, has or may have to the State; (iv) any Claim for a State or federal antitrust violation; (v) any Claim arising under State tax law; (vi) any Claim that a Releasor demonstrates, by clear and convincing evidence, arises solely from conduct by one or more Released Entities that occurs entirely after the Effective Date; (vii) 3M’s Remediation obligations described in Paragraph 48; or (viii) any Claim for compensatory relief that falls within the definition of a Purely Private Claim. For the avoidance of doubt, the term “Released Claims” includes all Claims that were or could have been asserted by any Settling Plaintiff against any Released Entity in the Litigations or the Statewide PFAS Directive, and also includes all Claims arising from, based on, involving, or caused by

PFAS in Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System in the State or within the State’s jurisdiction.
“Released Entities” (“Released Entity” in the singular) means (i) 3M and its respective past, present, or future administrators, advisors, affiliated business entities, affiliates, agents, assigns, attorneys, constituent corporation or entity (including constituent of a constituent) absorbed by 3M in a consolidation or merger, contractors, counsel, directors, divisions, employee benefit plans, employee benefit plan participants or beneficiaries, employees, executors, founders, heirs, insurers, managers, members, officers, owners, parents, partners, partnerships, predecessors, principals, resulting corporation or entity, servants, shareholders, subcontractors, subrogees, subsidiaries, successors, trustees, trusts, and (ii) any other representatives, individually or in their corporate or personal capacity, and anyone acting on their behalf, including in a representative or derivative capacity, but only to the extent that the alleged liability of the entity in subsection (ii) is based on its status and in its capacity related to 3M, and not to the extent that the alleged liability of the entity arose independently of its status and capacity related to 3M. Other than 3M, no currently named defendant in the Litigations and no currently named respondent in the Statewide PFAS Directive shall be considered a Released Entity. It is the intention of this JCO that the definition of “Released Entities” be as broad, expansive, and inclusive as possible; however, to the extent that a Released Entity is involved in Covered Conduct or Covered Harm through participation in a joint venture with any Non-Released Entity that gives rise to a Non-Party Covered Harm Claim, the joint venture shall be released only for such Covered Conduct or Covered Harm attributable to the Released Entity or reflecting its share of the joint venture and shall not be released for such Covered Conduct or Covered Harm attributable to a Non-Released Entity that is a co-owner of the joint venture. For the avoidance of doubt, the term “Released Entities” does not include the direct or indirect customer of a Released Entity unless such customer otherwise qualifies as a Released Entity pursuant to subsections (i) and (ii) of this definition.
“Releasors” (“Releasor” in the singular) means, with respect to Released Claims, (1) Settling Plaintiffs; (2) the State and, without limitation and to the maximum extent that the Attorney General and other State signatories to this JCO may release Claims, (a) all of the State’s departments, agencies, authorities, divisions, boards, commissions, districts, instrumentalities of any kind, and attorneys, including the Attorney General and county prosecutors, and any Person claiming by or through any of the foregoing (collectively, “State’s departments et al.”); (b) all of the State’s Political Subdivisions and their departments, agencies, authorities, divisions, boards, commissions, districts, instrumentalities of any kind, and attorneys, and any Person claiming by or through any of the foregoing; and (c) any Person or entity acting or purporting to act in a parens patriae, sovereign, quasi-sovereign, private attorney general, qui tam, taxpayer, or other capacity (whether or not such Person or entity signs this JCO or participates in the JCO process set forth in Section XIII) seeking relief on behalf of or generally applicable to the general public in the State or the people of the State, as opposed to solely to private or individual relief for separate and distinct injuries, or with respect to the State’s departments et al. as set forth in clause 2(a) of this definition; and (3) any Person or entity on whose behalf any Releasor identified in clause (1) or (2) brought or could have brought a Released Claim, whether individually or in any corporate, personal, representative, or derivative capacity.
“Remedial Action” means those actions taken at a Site or offsite if a contaminant has migrated or is migrating therefrom, as may be required by the Department, including the removal, treatment, containment, transportation, securing, or other engineering or treatment measures, whether to an unrestricted use or otherwise, designed to ensure that any discharged contaminant at the Site or that has migrated or is migrating from the Site, is remediated in compliance with the applicable health risk or environmental standards.
“Remedial Investigation” means a process to determine the nature and extent of PFAS Contamination, a Discharge of a contaminant at a Site, or a Discharge of a contaminant that has migrated or is migrating from the Site, and the problems presented by such PFAS Contamination or Discharge, and may include data collected, Site characterization, sampling, monitoring, and the gathering of any other sufficient and relevant information necessary to determine the necessity for Remedial Action and to support the evaluation of Remedial Actions if necessary.
“Remediation” (or “Remediate”) means all actions to investigate, clean up, or respond to any known, suspected, or threatened PFAS Contamination or Discharge of PFAS, including the preliminary assessment, Site investigation, Remedial Investigation, and Remedial Action, or any portion thereof, provided, however, that “Remediation” (or “Remediate”) shall not include the payment of compensation for damage to, or loss of, Natural Resources and shall not include Restoration to Pre-Discharge Conditions (Primary Restoration) beyond what is necessary to comply with all applicable State and federal remediation standards.
“Restoration” (or “Restore”) means all Primary Restoration and all Compensatory Restoration.
“SDWA” means the Safe Drinking Water Act (“SDWA”), N.J.S.A. 58:12A-1 to -25.
“Section” means a portion of this JCO identified by a Roman numeral.
“Settlement Date” means May 12, 2025.

“Settlement Payments” has the meaning set forth in Paragraph 44, and will be an amount not less than $400,000,000 and not more than $450,000,000, subject to potential credits, as set forth in Paragraphs 44 and 45 and Exhibit A.
“Settling Plaintiffs” (“Settling Plaintiff” in the singular) means Plaintiffs, the DCA, and the State, including in their capacities as described in Paragraph 9, and any successor department, agency, or official.
“Site” means (a) the Chambers Works Site; (b) the Parlin Site; (c) additional properties or facilities included or identified in the Statewide PFAS Directive or the Litigations to which Settling Plaintiffs allege that 3M sent PFAS, any PFAS-Containing Product, or any PFAS-Containing Waste, including the West Deptford Site; the Joint Base McGuire-Dix-Lakehurst in Burlington and Ocean Counties, New Jersey; the Naval Weapons Station Earle in Monmouth County, New Jersey; the Naval Air Warfare Center in Trenton, New Jersey; and the Federal Aviation Administration William J. Hughes Technical Center in Atlantic County, New Jersey; or (d) any other property or facility in the State at which or from which PFAS has been Discharged or which is a source of PFAS Contamination. It is the intention of this JCO that the definition of “Site” be as broad, expansive, and inclusive as possible. For the avoidance of doubt, the term “Site” includes any areas in or around the identified property or facility to which PFAS Discharged from the property or facility may have migrated.
“Sludge” means the solids, semi-solids, precipitates, and liquids, including biosolids, that are (i) generated from any Wastewater Treatment Plant (other than the treated effluent from such a plant) or from any Public Water System’s water-supply treatment plant; (ii) produced as a result of the storage or physical, chemical, or biological treatment of domestic or industrial sewage or Wastewaters; (iii) generated as residue by the processes of any Treatment Works; or (iv) discharged as domestic or industrial Wastewater into a sewerage system.
“Solid Waste Facility” means any transfer station, incinerator, resource recovery facility, landfill facility, dump, or other plant or facility for the disposal, deposition, or storage of garbage, refuse, and other discarded materials resulting from industrial, commercial, and agricultural operations, and from domestic and community activities, and all other waste materials including liquids, Sludge, or other material applied to the land or placed on the land in a manner constituting disposal.
“Spill Act” means the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 to -23.24.
“Spill Fund” means the New Jersey Spill Compensation Fund established pursuant to the Spill Act.
“State” means the State of New Jersey.
“Statewide PFAS Directive” means the Statewide PFAS Directive, Information Request, and Notice to Insurers regarding PFAS Contamination that the Department issued to 3M and other respondents on March 25, 2019.
“Surface Water” means water at or above the land’s surface, which is neither Groundwater nor contained within the unsaturated zone, including the ocean and its tributaries, all springs, streams, creeks, rivers, lakes, ponds, reservoirs, lagoons, bays, estuaries, wetlands, and artificial waterbodies.
“SWMA” means the Solid Waste Management Act, N.J.S.A. 13-1E-1 to -230.
“Treas. Reg.” means the Treasury Regulations under the Internal Revenue Code of 1986, as amended.

“Treatment Works” means any device or systems, whether public or private, used in the storage, treatment, recycling, or reclamation of municipal or industrial waste of a liquid nature, including intercepting sewers, outfall sewers, sewage collection systems, cooling towers and ponds, pumping, power and other equipment and their appurtenances; extensions, improvements, remodeling, additions, and alterations thereof; elements essential to provide a reliable recycled supply such as standby treatment units and clear well facilities; and any other works including sites for the treatment process or for ultimate disposal of residues resulting from such treatment; as well as any other method or system for preventing, abating, reducing, storing, treating, separating, or disposing of pollutants, including stormwater runoff, or industrial waste in combined or separate stormwater and sanitary sewer systems.
“Trustee” means the State trustee for a Natural Resource regardless of whether any Government Entity or Person other than the State also owns, manages, holds in trust, has jurisdiction of, or otherwise controls the Natural Resource.
“Wastewater” means residential, commercial, industrial, or agricultural liquid waste, sewage, stormwater runoff, or any combination thereof, or other residue discharged to or collected by a sewerage system. It is the intention of this JCO that the definition of “Wastewater” be as broad, expansive, and inclusive as possible.
“Wastewater Treatment Plant” means any structure or system by means of which liquid waste, Wastewater, or Sludge, whether domestic or industrial or both, is subjected to any treatment process. For the avoidance of doubt, the term “Wastewater Treatment Plant” includes any network of pipes, pumping stations, and appurtenances that convey sewage and waste from its points of origin to a point of treatment and disposal.

“Water Purveyor” means a Person that owns, Operates, manages, or controls a water supply system, plant, or equipment.
“Water System” means a system for providing Potable Water to any Person.
“Waters Of The State” means the ocean and its estuaries to the seaward limit of the State’s jurisdiction, all springs, streams, and bodies of Surface Water or Groundwater, whether natural or artificial, within the boundaries of the State or subject to the State’s jurisdiction, including the water column, sediments suspended in water or lying on the bank, bed, or shoreline, and sediments in or transported through coastal and marine areas.
“West Deptford Site” means the Site including the facility located at 10 Leonard Lane, West Deptford, Gloucester County, New Jersey.
“Working Day” means a day other than a Saturday, Sunday, or State or federal holiday. In computing time under this JCO, when the last day would fall on a Saturday, Sunday, or State or federal holiday, time shall run until 5:00 p.m. Eastern Time on the next Working Day.
“WPCA” means the Water Pollution Control Act, N.J.S.A. 58:10A-1 to -20.
V.PARTIES’ MUTUAL UNDERSTANDINGS AND OBJECTIVES
7.The Parties agree to and the Court by entering this JCO finds each of the provisions set forth in Paragraphs 8 through 43 of this Section V.
8.As the State’s chief law-enforcement and legal officer, the Attorney General is invested with all the powers of the office conferred by the common, statutory, and constitutional law of the State and may exercise all such power and authority in his discretion to advance the public interests of the State and to protect the State’s consumers and the public generally, and the economic well-being, health, and safety of the State and its Political Subdivisions, citizens, and residents.

9.In entering into this JCO, each Settling Plaintiff, acting through and by the Attorney General and on behalf of the State and all executive and administrative offices, departments, agencies, authorities, and instrumentalities of the State, acts in all its capacities to the maximum extent allowable by law, on behalf of and for the benefit of all the State’s Political Subdivisions, citizens, and residents, including:
a.Each Settling Plaintiff’s capacity as parens patriae;
b.the Commissioner’s capacity as Trustee of the State’s Natural Resources;
c.the Director’s responsibility for administering the CFA and its related laws and regulations;
d.each Settling Plaintiff’s capacity as an entity that owns, Operates, manages, holds in trust, or otherwise controls Real Property and Personal Property (and interests therein), including certain Water Systems, in the State; and
e.each Settling Plaintiff’s capacity to exercise the State’s sovereign, quasi-sovereign, regulatory, and police powers, to vindicate the interests that can be addressed by those powers, to recover costs that have been incurred or will be incurred by any Settling Plaintiff for any Covered Conduct or Covered Harm, and to protect the health and well-being, both physical and economic, of all Persons subject to the State’s jurisdiction.
10.The Attorney General enforces the provisions of the Constitution and all other laws of the State, including the State’s environmental laws, the CFA, the State’s rights to recover costs incurred, and such other laws (including under the common law) that involve PFAS Contamination or are related to PFAS, and attends to legal matters in which the State or any officer, department, board, body, commission, agency, authority, or instrumentality of the State government is a party or in which its rights or interests are involved.
11.This JCO directly affects and impacts:
a.the State;
b.the State’s departments, agencies, authorities, and instrumentalities;
c.the State’s Political Subdivisions;
d.public interests and rights common to all the State’s citizens and residents;
e.the public health and safety of the State’s citizens and the State’s residents generally;
f.the State’s sovereign or quasi-sovereign interests in protecting the health and well-being, both physical and economic, of its citizens and residents with respect to the statewide water supply specifically; and
g.the Natural Resources and the Environment within the State’s boundaries or under the State’s jurisdiction.
12.The conservation, protection, and Restoration of the State’s Natural Resources promote the health, safety, and welfare of the State’s current and future citizens and residents, support community and economic development, and benefit households and businesses dependent upon clean water and other Natural Resources vital to the State’s economy.
13.The use, enjoyment, and existence of uncontaminated Natural Resources is a right common to the general public.
14.By law, the State’s Natural Resources are precious and invaluable public resources held by the State in trust for the benefit of the public.

15.The people of New Jersey share a common right to enjoy their Natural Resources free from interference by pollution and contamination.
16.The Commissioner serves as the Trustee of all Natural Resources of the State with a possessory interest to protect those Natural Resources, and a fiduciary duty to the State’s citizens and residents to ensure that Natural Resource injuries are assessed, that injured Natural Resources are restored, and that the public is compensated for injuries to the State’s Natural Resources.
17.To fulfill his public-trust and fiduciary responsibilities, the Commissioner, through the instrumentalities of the Department, is empowered to direct, procure, and administer Natural Resource Restoration activities, including the administrative or judicial pursuit of Restoration commitments, monetary damages in lieu of or in addition to Restoration, costs of Natural Resource injury assessment, and legal fees and costs.
18.The Department is responsible for enabling the expeditious Restoration of the greatest quantity and quality of Natural Resources that, in the Trustee’s sole judgment (subject to any applicable judicial review), best compensate the public for injury.
19.The Legislature of New Jersey has granted the Department broad powers to take appropriate action to prevent the pollution of the State’s Environment, to abate nuisances in connection therewith, and to protect the health, safety, and welfare of the State’s citizens and residents under the State’s environmental laws. The Department is specifically charged with enforcing the State’s environmental laws, including the Spill Act, the WPCA, the SWMA, the APCA, the BCSRA, the SDWA, other environmental statutes, and the common-law public-trust and parens patriae doctrines.

20.The Attorney General has broad authority under the common, statutory, and constitutional law of the State to protect the interests of the State’s consumer public and its citizens’ and residents’ economic well-being. The Attorney General is empowered to take appropriate legal action on behalf of its citizens and residents to vindicate the interests of the consumer public and enforce the State’s consumer-protection laws in a manner consistent with the interests of the consumer public.
21.The Attorney General is specifically empowered to enforce the provisions of the CFA and the common law on behalf of its citizens and residents in the interests of the consumer public, including by seeking penalties, recovering costs, and obtaining restitution for citizens or residents for conduct actionable under the CFA. In passing the CFA, the Legislature of New Jersey conferred on the Attorney General broad power to act in the interest of the consumer public.
22.The Attorney General thus has broad authority to vindicate the interests of the consumer public regarding PFAS-Containing Products by pursuing and recovering costs and obtaining restitution for its citizens and residents, including with respect to any conduct actionable under the CFA and under common law.
23.The Department has discovered PFAS in Drinking Water Supplies, Groundwater, Surface Water, sediments, soils, wetlands, air, fish, plants, and other Natural Resources across New Jersey on an ongoing basis and thus has concluded that PFAS Contamination is now ubiquitous in New Jersey. The Department has not yet identified and may never identify every source of PFAS Contamination or every Discharge of PFAS that has occurred in the State; the nature, source, extent, and location of every such Discharge; the type, timing, location, nature, or extent of every injury to every Natural Resource in the State; or every Person in the State who has been affected by such PFAS Contamination, Discharges, or Natural Resource injuries. Across New Jersey, the Department has identified multiple Sites with a presence of PFAS that may have derived, in part or in whole, from 3M or products designed, manufactured, marketed, distributed, or sold by 3M (although 3M disputes this point), as well as dozens of fire departments that collectively maintain stockpiles of thousands of gallons of PFAS-containing AFFF that 3M may have designed, manufactured, marketed, distributed, or sold from the 1960s to the early 2000s.
24.In 2022, 3M announced that it will exit all PFAS manufacturing and will work to discontinue the use of PFAS across its product portfolio by the end of 2025. Thus, 3M represents and Settling Plaintiffs understand that after 2025 all newly manufactured PFAS that becomes present in New Jersey will be manufactured by sources other than 3M. For details, see 3M Company, Form 10-Q, at 24, 58 (S.E.C. filed Apr. 22, 2025).
25.The Department is well-positioned to enter into this JCO based on its leadership on and experience with PFAS issues, including investigations demonstrating disproportionate occurrence of PFAS Contamination in New Jersey relative to other states.
26.Under the Department’s leadership, New Jersey was the first state in the country to conduct statewide occurrence studies of PFAS in Drinking Water Supplies, which the Department undertook in 2006 and 2009. And in 2018, New Jersey became the first state to establish a maximum contaminant level for any PFAS substance.
27.New Jersey has also been uniquely impacted by PFAS Contamination as a result of Discharges of PFAS from the Chambers Works Site, one of the largest sources of PFAS contamination in the world. The Department alleges that vast quantities of PFAS were Discharged by DuPont from the Chambers Works Site—including through air emissions, disposal sites, and releases from the Site’s Wastewater Treatment Plant—for more than 50 years. The Department further alleges that 3M was the exclusive supplier of PFOA (perfluorooctanoic acid, a PFAS substance) products to DuPont for use at the Chambers Works Site from at least the 1970s until 2002, and during such time 3M supplied more than 500,000 pounds of PFOA products used at the Chambers Works Site, making that Site the second largest historic customer of 3M’s PFOA products in the United States. Moreover, the Department alleges that DuPont transferred PFAS-Containing Waste from its Washington Works facility in Parkersburg, West Virginia, to the Chambers Works Site for disposal in New Jersey. The Department alleges that the PFAS-Containing Waste from Washington Works was also generated by DuPont as a result of using 3M’s PFOA products. The Department alleges that these activities have caused significant amounts of PFOA and other PFAS to be Discharged from the Chambers Works Site, and such Discharges have contaminated the Site and surrounding area and have injured New Jersey’s Natural Resources miles from the Site.
28.The Department has concluded that PFAS Contamination from all sources—whether related to 3M or not—is particularly prevalent in New Jersey, when compared with the rest of the United States. Specifically, the Department has concluded that, while New Jersey ranks as the eleventh largest state in terms of population, with about 3 percent of the total United States population, it represents a disproportionately large fraction of the Nation’s PFAS contamination and Discharges of PFAS based on, among others, the following indicia:
•New Jersey's higher rate of detection of PFOA, PFOS (perfluorooctane sulfonic acid), and PFNA (perfluorononanoic acid), all of which are PFAS substances, in its Public Water Systems compared to those in the rest of the Nation, as reflected in data collected during the U.S. Environmental Protection Agency’s Third and Fifth Unregulated Contaminant Monitoring Rules;
•New Jersey’s disproportionately large share of non-transient non-community water systems that provide Potable Water but were generally excluded from eligibility under the Public Water System Class Settlement;

•New Jersey’s disproportionately large share of transient non-community water systems that provide Potable Water but were entirely excluded from eligibility under the Public Water System Class Settlement;
•New Jersey-based Public Water Systems’ disproportionately large share of the Public Water System Class Settlement;
•New Jersey’s disproportionately large share of Private Potable Wells that have been tested and found to have PFAS Contamination;
•New Jersey’s disproportionately large share of National Pollutant Discharge Elimination System (NPDES) permits, which limit Discharges of PFAS and other substances in order to safeguard water quality and public health and safety, in compliance with the federal Clean Water Act;
•New Jersey’s disproportionately large share of landfills and other Solid Waste Facilities that may have PFAS Contamination;
•New Jersey’s disproportionately large share of Superfund sites under CERCLA;
•New Jersey’s disproportionately large share of Superfund sites under CERCLA that have been monitored and found to have PFAS Contamination; and
•New Jersey’s disproportionately large number of industrial facilities in industry sectors that the U.S. Environmental Protection Agency has identified as especially likely to handle PFAS, including glass-products manufacturing, fire training facilities, cleaning-products manufacturing, paints and coatings manufacturing, chemical manufacturing, electronics manufacturing, plastics and resin manufacturing, textiles and leather mills, printing, national-defense manufacturing, paper mills and products, and metal-machinery manufacturing.
29.The Department alleges that the harm caused by PFAS Contamination and Discharges of PFAS is so widespread that it counts as injury not just to individuals who may be able to demonstrate a specific, personal harm derived from PFAS Contamination, but to the State as a whole.
30.The Department has expended and will continue to expend substantial financial resources to identify and investigate the presence of PFAS in the State’s Environment, as well as to monitor, test, treat, Remediate, clean up, and remove PFAS in or around the Chambers Works Site, the Parlin Site, and other Sites and Pathways across New Jersey.
31.The Department has elected to pursue Natural Resource injury assessment and Restoration, to promote Remediation of the effects of PFAS Contamination and Discharges of PFAS, and to address harms allegedly arising from, based on, involving, or caused by PFAS, through a settlement process with 3M, while reserving all rights to pursue legal action against others related to PFAS Contamination and Discharges of PFAS where necessary and appropriate in Settling Plaintiffs’ discretion and in consultation with the Attorney General.
32.This JCO will empower Settling Plaintiffs to protect the public health and safety, the State’s economic well-being and consumer public, and the State’s Environment and Natural Resources by restoring Natural Resources, remediating the effects of PFAS Contamination and Discharges of PFAS, and deterring PFAS Contamination and Discharges of PFAS in the future.
33.The New Jersey Legislature has authorized the Department broadly to pursue the Spill Act’s remedial purposes and to recover cleanup and removal costs and certain damages from responsible parties, including with respect to certain public and private property, while authorizing Private Persons to recover cleanup and removal costs and certain damages related to their private property by making claims against the Spill Fund.
34.New Jersey law broadly authorizes the Attorney General to recover costs incurred by Government Entities of the State or of the State’s Political Subdivisions due to impacts that allegedly arose from, were based on, involved, or were caused by human health risks due to exposure to certain substances, including PFAS.
35.New Jersey law broadly authorizes the Attorney General to protect and vindicate the interests of the consumer public and to pursue relief on behalf of the State, the State’s Political Subdivisions, and the State’s citizen and resident consumers related to PFAS and PFAS Contamination. The Attorney General and the Director consider pursuing relief on behalf of the State’s Political Subdivisions and the State’s citizens and residents related to PFAS and PFAS Contamination to be consistent with the interests of the consumer public and the State’s consumer-protection laws, including the CFA. Among other things, the CFA authorizes the

State to seek restitution for the State’s Political Subdivisions, including fire departments, that purchased 3M AFFF and have stockpiles requiring safe collection and disposal.
36.New Jersey law authorizes Settling Plaintiffs to seek, and Settling Plaintiffs here have sought from 3M, all damages that Settling Plaintiffs may be entitled to recover, including damages for injuries to all the State’s Natural Resources; the costs of Restoration of the State’s Natural Resources; damages, costs incurred, and abatement (including Remediation) arising from, based on, involving, or caused by PFAS Contamination; damages to State and local government-owned properties; economic damages; healthcare costs; lost State or Political Subdivision tax revenues due to damage to Real Property or Personal Property caused by and proximately resulting from PFAS Contamination or a Discharge of PFAS; damages and penalties related to potential misrepresentations or other conduct actionable under the CFA; restitution and disgorgement of 3M’s profits; Punitive Damages; and other damages, fees, costs, and equitable relief.
37.Under New Jersey law, Settling Plaintiffs sought Punitive Damages against 3M. The Supreme Court of New Jersey has recognized that Punitive Damages serve a public interest and are meant to punish and deter defendants for the benefit of society, not to compensate private parties. Being quintessentially and exclusively public in their ultimate orientation and purpose, it is consistent with the reasoning of the New Jersey Supreme Court that these Punitive Damages Claims are appropriate for prosecution by the Attorney General in a parens patriae action brought and ultimately settled on behalf of all the people of the State. As the Supreme Court of New Jersey has reasoned, the purpose of these Punitive Damages Claims is to vindicate common public interests, not to provide redress to injured individuals.

38.Settlement of Punitive Damages Claims in this JCO resolves all such Claims and has been calculated to serve the public interest, have adequate punitive and deterrence effects, and fairly reflect the circumstances alleged here.
39.Aside from Punitive Damages, 3M’s payments to Settling Plaintiffs shall, among other things, compensate the State’s Political Subdivisions, citizens, and residents for Claims related to PFAS Contamination and Discharges of PFAS that such Political Subdivisions, citizens, or residents otherwise might have against Released Entities.
40.For purposes of resolving filed Claims and precluding filed or unfiled Claims with respect to PFAS Contamination and Discharges of PFAS in the State, except for Purely Private Claims, Settling Plaintiffs have interests and common public rights aligned with, are authorized by New Jersey law to represent the interests and rights of, and in fact do represent adequately the interests and rights of the State’s Political Subdivisions and of the State’s citizens and residents. As an enforceable, binding final judgment, the JCO is res judicata.
41.This JCO resolves, among other Claims, (i) all Claims, other than Purely Private Claims, against all Released Entities with respect to PFAS Contamination of the State’s Natural Resources and (ii) all Claims, other than Purely Private Claims, against all Released Entities with respect to PFAS Contamination and Discharges of PFAS in the State that migrated or was transported to or from any of the State’s Natural Resources via any Pathway.
42.The release of Claims, including the release of both compensatory damages and Punitive Damages, resolves Claims including those seeking to vindicate public interests and diffused public rights.
43.Through the public notice and comment process set forth in Paragraphs 86 through 95, Settling Plaintiffs have engaged directly with members of the public concerning

PFAS Contamination and Discharges of PFAS and Natural Resource injuries that have affected, or may affect, such members and their communities, and has sought and will continue to seek input from affected communities, stakeholders, and members of the public concerning the identification, planning, and implementation of Restoration and PFAS Contamination Abatement Projects consistent with the purposes of this JCO.
VI.3M’S SETTLEMENT PAYMENTS AND OTHER OBLIGATIONS
44.Settlement Payments.     3M shall pay the State, or cause the State to be paid on 3M’s behalf, certain payments in full and complete satisfaction of all Released Claims and of any Credit-Eligible Claims (“Settlement Payments”). Consistent with the schedule set forth in Exhibit A and subject to adjustment based on Credit-Eligible Claims as set forth in Paragraph 45, the Settlement Payments shall be paid over a period of years as follows:
a.Payment Schedule. Within 30 Days after the Effective Date, 3M shall pay $100,000,000 by wire transfer to an escrow account (the “Escrow Account”) with a mutually agreed-upon bank (the “Initial Payment”). On (or within 2 Working Days of) the same date in each of 22 consecutive calendar years, starting 3 years after the Initial Payment and ending 24 years after the Initial Payment, 3M shall make Settlement Payments in accordance with Exhibit A (the “Annual Payments”) by wire transfer to the Escrow Account or, if this JCO has become final and non-appealable as of that date, by wire transfer pursuant to instructions provided by Settling Plaintiffs. In addition, 3M shall pay a New Jersey Leadership Payment in one or more installments as described in Paragraph 44.e by wire transfer to the Escrow Account or, if this JCO has become final and non-appealable as of the installment’s payment date, by wire transfer pursuant to instructions provided by Settling Plaintiffs. Except as provided in Paragraph 44.b, the

Initial Payment, the New Jersey Leadership Payment, the Costs, Fees, and Punitive Damages Payment, and the first six Annual Payments shall not be reduced, withheld, returned to 3M, or subjected to any credit under Paragraph 45.
b.Until this JCO becomes final and non-appealable, the settlement funds in the Escrow Account shall earn interest and may not be used by the State for any purpose. If the approval of this JCO is overturned, remanded, vacated, or modified on appeal such that the JCO is void, is of no effect, or is deemed by the Parties, exercising good faith, to be materially altered, the settlement funds placed into the Escrow Account by 3M shall be returned to 3M within 30 Days, with any interest. The Escrow Account shall be governed by an escrow agreement in substantially the same form as the form agreement appended as Exhibit B (or in a form to be mutually agreed to by the Parties).
c.In furtherance of the public health, safety, and welfare, and to ensure that the environmental, consumer protection, and other purposes of this JCO are accomplished, the Parties have determined that the Settlement Payments to be paid over a period of years as set forth in Exhibit A shall be allocated as follows:
i.$140,000,000 for Natural Resource Damages, of which:
(1)$105,000,000 is for Natural Resource Damages arising out of or relating to Discharges from the Chambers Works Site;
(2)$17,500,000 is for Natural Resource Damages arising out of or relating to PFAS Contamination or Discharges from AFFF; and
(3)$17,500,000 is for Natural Resource Damages arising out of or relating to PFAS Contamination or Discharges from other sources;

ii.$170,000,000 for PFAS Contamination Abatement Projects, of which:
(1)$40,000,000 is for PFAS Contamination Abatement Projects arising out of or relating to Discharges from the Chambers Works Site;
(2)$65,000,000 is for PFAS Contamination Abatement Projects arising out of or relating to PFAS Contamination or Discharges from AFFF; and
(3)$65,000,000 is for PFAS Contamination Abatement Projects arising out of or relating to PFAS Contamination or Discharges from other sources;
iii.the New Jersey Leadership Payment described in Paragraph 44.e; and
iv.$40,000,000 for all Claims for costs, including direct and indirect costs, and including attorneys’ fees and costs, that Settling Plaintiffs incurred on or before the Effective Date to investigate and litigate Claims concerning Covered Conduct or Covered Harm of a Released Entity; for Claims for Punitive Damages and penalties; or for other amounts not constituting restitution or remediation within the meaning of section 162(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and section 1.162-21(e)(4) of the Treasury Regulations thereunder (“Treas. Reg.”) (the “Costs, Fees, and Punitive Damages Payment”).
d.The Initial Payment and each Annual Payment described in Paragraph 44.a shall be allocated among the categories of payments described in Paragraph 44.c and in accordance with Exhibit A. The payments set forth in Paragraph 44.c.i(2) and

Paragraph 44c.ii(2) are the sole and exclusive consideration paid by 3M to resolve the AFFF Litigation.
e.New Jersey Leadership Payment. 3M agrees to a set of exceptional payments to the State to acknowledge and recognize New Jersey’s unique role as a national leader in PFAS abatement and Remediation efforts and specifically as the first state in the country to conduct statewide occurrence studies of PFAS in Drinking Water Supplies, the first state in the country to establish a maximum contaminant level for any PFAS substance, and the first state in the country to enter into the type of comprehensive PFAS settlement memorialized in this JCO (the “New Jersey Leadership Payment”).
i.3M will pay the New Jersey Leadership Payment in one or more installments as described in Paragraph 44.e.ii through 44.e.iv.
ii.Within 60 Days after 3M makes its first payment for the Phase Two Action Fund pursuant to paragraph 6.8.6 and exhibit K of the Public Water System Class Settlement, if the Phase Two Cap described in paragraphs 6.8.6 and 6.8.10 of that Settlement does not apply, 3M shall pay the State, or cause the State to be paid on 3M’s behalf, the first installment of the New Jersey Leadership Payment. The amount of that first installment will be the lesser of $75,000,000 or the PWS Shortfall. For purposes of this Paragraph 44.e, the “PWS Shortfall” equals the difference between such Phase Two Cap and the total amount of 3M’s payments for the Phase Two Action Fund pursuant to paragraph 6.8.6 and exhibit K of the Public Water System Class Settlement.
iii.Within 1 year after the deadline for paying the first installment of the New Jersey Leadership Payment, if the Phase Two Cap described in

Paragraphs 6.8.6 and 6.8.10 of the Public Water System Class Settlement does not apply, 3M shall pay the State, or cause the State to be paid on 3M’s behalf, the second installment of the New Jersey Leadership Payment. The amount of that second installment will be the lesser of $25,000,000 or the amount calculated by subtracting $75,000,000 from 6 percent of the PWS Shortfall. The 6 percent figure, although more than double New Jersey’s share of the total U.S. population, reflects the disproportionate occurrence of PFAS Contamination in New Jersey and its Drinking Water Supplies relative to other states.
iv.Within 2 years after the deadline for paying the first installment of the New Jersey Leadership Payment, if the sum of the first and second installments that 3M paid pursuant to Paragraph 44.e.ii and Paragraph 44.e.iii was less than $50,000,000, 3M shall pay the State, or cause the State to be paid on 3M’s behalf, the difference between $50,000,000 and the sum of the first and second installments. For the avoidance of doubt, if neither the first nor the second installment was paid because the Phase Two Cap described in paragraphs 6.8.6 and 6.8.10 of the Public Water System Class Settlement applied, the sum of the first and second installments shall be deemed to be zero.
v.This Paragraph 44.e ensures that Settling Plaintiffs shall receive a New Jersey Leadership Payment that totals not less than $50,000,000 and not more than $100,000,000, with the precise amount based on the size of the PWS Shortfall and on New Jersey’s disproportionately large fraction of the Nation’s PFAS contamination and Discharges of PFAS.

vi.Subject to Paragraph 44.e.vii, the Department has sole discretion to allocate the New Jersey Leadership Payment as it determines to be appropriate to protect the public health and safety and the Environment from impacts caused directly or indirectly by any PFAS Contamination or Discharge of PFAS. After the State receives each installment of the New Jersey Leadership Payment, Settling Plaintiffs shall notify 3M in writing as to how the Department has decided to allocate such installment.
vii.Settling Plaintiffs may allocate up to, but not more than, $30,000,000 of the New Jersey Leadership Payment for any purpose described in Paragraph 44.c.iv. The remainder of the New Jersey Leadership Payment constitutes restitution or remediation within the meaning of Code section 162(f)(2)(A) and Treas. Reg. section 1.162-21(e)(4) and shall be used exclusively for “the restitution or remediation of a harm to the environment, wildlife, or natural resources,” within the meaning of Treas. Reg. section 1.162-21(e)(4)(1).
f.Any 3M payment that comes due under this Paragraph 44 or Exhibit A on a date in January, February, or March may be paid by 3M (or on 3M’s behalf) on or before April 15 of the same calendar year.
45.Credit for Non-Releasor Covered-Conduct Judgments, Awards, or Settlements.
a.If a Released Entity pays a judgment, award, or settlement after the Effective Date to resolve a Credit-Eligible Claim that was filed before, on, or after the Effective Date, 3M shall have the right to reduce its next Annual Payment or its next Annual Payment after the sixth Annual Payment has been made, whichever is later, by credits equal to a certain percentage of the judgment, award, or settlement amount as described in this Paragraph 45.a. For the avoidance of doubt, application of credits under this Paragraph 45 reduces the total amount of Settlement Payments made by 3M to the State under this JCO.
i.Absent the circumstances set forth below, 3M would insist upon a credit of 85 percent, which would give 3M the right to reduce its next Annual Payment or its next Annual Payment after the sixth Annual Payment has been made, whichever is later, by a credit equal to 85 percent of any judgment, award, or settlement that resolves a Credit-Eligible Claim.
ii.3M agrees to adjust such credit to acknowledge and recognize New Jersey’s unique role as a national leader in PFAS abatement and Remediation efforts and specifically as the first state in the country to conduct statewide occurrence studies of PFAS in Drinking Water Supplies, the first state in the country to establish a maximum contaminant level for any PFAS substance, and the first state in the country to enter into the type of comprehensive PFAS settlement memorialized in this JCO (the “New Jersey Leadership Credit”). The New Jersey Leadership Credit shall reduce 3M’s credit by 35 percentage points. For the avoidance of doubt, the combination of 3M’s credit and the New Jersey Leadership Credit means that, if a Released Entity pays a judgment, award, or settlement after the Effective Date to resolve a Credit-Eligible Claim that was filed before, on, or after the Effective Date, 3M shall have the right to reduce its next Annual Payment or its next Annual Payment after the sixth Annual Payment has been made, whichever is later, by a total credit equal to 50 percent of the judgment, award, or settlement amount.

b.If credit amounts from Paragraph 45.a exceed the amount that 3M owes for its next Annual Payment after the sixth Annual Payment has been made, any credit amounts in excess of that Annual Payment shall be carried over and deducted from the next Annual Payment until such credit amounts have been fully satisfied.
c.Clean-Docket Acceleration. If no Credit-Eligible Claim has been pending in any federal, state, or local action or proceeding (whether judicial, arbitral, regulatory, or administrative) at any time during the period between July 1, 2034, and July 1, 2036, inclusive, 3M will increase each of its next five Annual Payments by $5,000,000 and will decrease its final Annual Payment (or, if need be, its final Annual Payments) by $25,000,000. For the avoidance of doubt, this Paragraph 45.c alone may alter the timing, but not the total amount, of 3M’s payments to the State.
d.Notification. For 3M to receive a credit under Paragraph 45.a, a Released Entity shall provide Settling Plaintiffs with notice (pursuant to Section XXI) and an opportunity to meet and confer as soon as reasonably practicable after identifying a Claim that the Released Entity in good faith believes is a Credit-Eligible Claim. Notice and opportunity should be provided as follows:
i.Within 30 Days after receiving service of a newly filed Claim that a Released Entity in good faith believes is a Credit-Eligible Claim, a Released Entity shall notify Settling Plaintiffs;
ii.Within 30 Days after a Released Entity determines in good faith that a filed and served Claim is a Credit-Eligible Claim or within 30 Days after the Effective Date, whichever is later, a Released Entity shall notify Settling Plaintiffs;

iii.Within 30 Days after an unopposed motion for class certification is filed and served or a contested motion for class certification is granted, if the class action asserts a Claim that the Released Entity in good faith believes is a Credit-Eligible Claim, a Released Entity shall notify Settling Plaintiffs;
iv.Within 30 Days after a Claim that a Released Entity in good faith believes is a Credit-Eligible Claim results in a judgment or award against a Released Entity, a Released Entity shall notify Settling Plaintiffs;
v.At least 7 Days before settlement of a Claim that a Released Entity in good faith believes is a Credit-Eligible Claim, a Released Entity shall notify Settling Plaintiffs;
vi.Promptly after any notification under this Paragraph 45.d, a Released Entity shall offer to meet (in person or electronically) and confer with Settling Plaintiffs; and
vii.Notwithstanding Paragraph 45.d.i.-45.d.vi., if Released Entities fail to provide a timely notice, a timely offer to meet and confer, or a timely meeting, the Parties shall cooperate fully with each other and shall use all reasonable efforts to agree to a reasonable cure for that failure. If the Parties do not reach such an agreement within 30 Days, any remaining dispute may be resolved pursuant to the dispute-resolution process provided for in Paragraph 99.
e.Within 30 Days after receiving a request from any Released Entity that is the subject of a Claim that the Released Entity in good faith believes is a Credit-Eligible Claim, and subject to Settling Plaintiffs’ reasonable determination that the Claim is a Credit-Eligible Claim, Settling Plaintiffs must provide a letter substantially in the form of

Exhibit C (or in a form to be mutually agreed to by the Parties), which makes clear (i) that Releasors have fully and forever released all Released Entities from all Released Claims; (ii) the scope of 3M’s obligations under this JCO and how they help address PFAS Contamination and Discharges of PFAS throughout the State; and (iii) the Releasors’ efforts, using funds received from 3M under this JCO and funds derived from other sources, to promote compliance with federal and State regulatory limits for PFAS throughout New Jersey.
f.The Parties reserve the right to seek a determination by the Court as to whether any Claim is a Credit-Eligible Claim. If 3M withholds any portion of any Annual Payment as a credit under this Paragraph 45 and the Court later determines that the corresponding Claim was not a Credit-Eligible Claim, and that determination has become final and non-appealable, 3M shall pay the portion of the Annual Payment it previously withheld to Settling Plaintiffs within 30 Days of such determination, with such payment to be made by wire transfer pursuant to instructions provided by Settling Plaintiffs.
46.Natural Resource Damages. Pursuant to Paragraph 44.c.i and Exhibit A, and subject to any credits under Paragraph 45, $140,000,000 of the Settlement Payments shall be allocated for Natural Resource Damages. The Natural Resource Damages payments derived from this JCO shall pay for costs incurred by the State to repair, Restore, or replace damaged, impaired, injured, or lost Natural Resources of the State, pay for costs incurred by the State to permanently protect the Natural Resources of the State, or pay the legal or other costs incurred by the State to pursue settlements and judicial and administrative awards against Non-Released Entities relating to Natural Resource Damages, including attorneys’ fees, consultants’ and experts’ fees, other litigation costs, and interest. For the avoidance of doubt, 3M’s payments made pursuant to Paragraph 44.c.i for Natural Resource Damages satisfy all obligations that 3M might otherwise have under applicable law to perform or fund any activities to Restore any Natural Resources damaged by any PFAS Contamination or Discharge of PFAS that may have occurred at any Site or anywhere else within the boundaries of the State before the Effective Date. The Natural Resource Damages payments derived from this JCO constitute restitution or remediation within the meaning of Code section 162(f)(2)(A) and Treas. Reg. section 1.162-21(e)(4). Settling Plaintiffs shall use the Natural Resource Damages payments derived from this JCO exclusively for “the restitution or remediation of a harm to the environment, wildlife, or natural resources,” within the meaning of Treas. Reg. section 1.162-21(e)(4)(1).
47.PFAS Contamination Abatement Projects. Pursuant to Paragraph 44.c.ii and Exhibit A, and subject to any credits under Paragraph 45, $170,000,000 of the Settlement Payments shall be allocated for PFAS Contamination Abatement Projects. The constraints on the use of the payments for PFAS Contamination Abatement Projects derived from this JCO are described in Section VII of this JCO. Settling Plaintiffs recognize that, alongside Natural Resource Damages, PFAS Contamination Abatement Projects can be the best and most cost-efficient means to remedy all forms of Covered Conduct and Covered Harm, including harms that the State’s citizens and residents may have suffered as members of the consumer public. The payments for PFAS Contamination Abatement Projects derived from this JCO constitute restitution or remediation within the meaning of Code section 162(f)(2)(A) and Treas. Reg. section 1.162-21(e)(4). Settling Plaintiffs shall use payments for PFAS Contamination Abatement Projects derived from this JCO exclusively for “the restitution or remediation of a harm to the environment, wildlife, or natural resources,” within the meaning of Treas. Reg. section 1.162-21(e)(4)(1).
48. 3M represents and warrants that it does not currently own, Operate, manage, or control any Site in the State, and that, to the best of 3M’s current knowledge based on a review of documents reasonably available to 3M, Exhibit D lists all sites (i.e., properties and facilities) that 3M formerly owned, Operated, managed, or controlled in the State. 3M also represents and warrants that, to the best of 3M’s current knowledge based on a review of documents reasonably available to 3M, 3M is currently conducting a PFAS Remedial Investigation or Remedial Action and has identified itself to the Department as a person responsible for conducting Remediation at only the Belle Mead, Flemington, and Freehold manufacturing-facility sites listed in Exhibit D and not at any other site listed in Exhibit D. Settling Plaintiffs represent and warrant that, to the best of their current knowledge based on a review of documents reasonably available to them, 3M’s representations and warranties set forth in this Paragraph 48 are complete and accurate. With respect to the Belle Mead, Flemington, and Freehold sites formerly owned or Operated by 3M, 3M shall continue to Remediate PFAS in accordance with its obligations under applicable State and federal law. With respect to a site listed in Exhibit D, (i) 3M shall satisfy any obligations that it has under applicable State and federal law to Remediate any hazardous substance that is not PFAS; and (ii) 3M shall satisfy any obligations that it has under applicable State and federal law to Remediate PFAS Discharged from such site (other than the Belle Mead, Flemington, and Freehold manufacturing-facility sites) only if (a) the Discharge of PFAS from such site occurred when 3M owned, Operated, managed, or controlled the site; (b) PFAS is detected in the soil or Waters Of The State at such site at a level exceeding an applicable State or federal environmental standard or presenting an imminent and substantial endangerment to New

Jersey citizens’ or residents’ human health or safety or to the Environment; (c) 3M cannot demonstrate that the presence of PFAS that was Discharged from such site in the soil or the Waters Of The State at such site was known to Settling Plaintiffs as of the Effective Date; and (d) a Settling Plaintiff demonstrates that 3M knew, as of the date (following the public notice and comment process set forth in Paragraphs 86 through 95) on which the Parties moved for Court approval and entry of this JCO, based on 3M’s review of documents reasonably available to 3M, that 3M’s representations and warranties in this Paragraph 48 were materially inaccurate as to such site or that PFAS that had been Discharged from such site while 3M owned, Operated, managed, or controlled such site subsequently had been detected at a level exceeding an applicable State or federal environmental standard in the soil or the Waters Of The State at such site. For the avoidance of doubt, however, this JCO resolves for all Released Entities all Claims for Restoration, Natural Resource Damages, and Punitive Damages Claims arising from, based on, involving, or caused by any PFAS Contamination or Discharge of PFAS anywhere in the State or within the State’s jurisdiction. The Parties agree that Exhibit D will be finalized prior to the Court’s approval of this JCO.
49. 3M covenants not to sue or assert any Claim against Settling Plaintiffs or any Government Entity of the State or of any of the State’s Political Subdivisions concerning the matters addressed in the Litigations, the Statewide PFAS Directive, or this JCO, with the exception of the enforcement of the terms of this JCO, unless 3M is involved in litigation concerning a Claim-Over or is the subject of a Claim brought by a Non-Released Entity for which a Settling Plaintiff or any department, agency, authority, or instrumentality of the State may be liable. The 3M covenant described in this Paragraph 49 does not apply where any Releasor sues or takes judicial, administrative, criminal, or other action against any Released

Entity related to anything other than Covered Conduct or Covered Harm. For the avoidance of doubt, nothing in this Paragraph 49 bars a Released Entity from asserting a counterclaim against a Government Entity of any of the State’s Political Subdivisions if such Government Entity sues or takes judicial, administrative, criminal, or other action against such Released Entity.
VII.PFAS CONTAMINATION ABATEMENT FUNDING
50.Subject to Paragraph 51, to assist the State’s efforts in abating PFAS Contamination in New Jersey, “PFAS Contamination Abatement Funding” may include funding toward environmental, consumer protection, and other projects such as:
a.Taking actions to assist community water systems in installing, operating, and maintaining treatment sufficient to reduce concentrations of PFAS to applicable drinking-water standards;
b.Taking actions to assist non-transient non-community water systems in installing, operating, and maintaining treatment sufficient to reduce concentrations of PFAS to applicable drinking-water standards;
c.Taking actions to assist transient non-community water systems in installing, operating, and maintaining treatment sufficient to reduce concentrations of PFAS to applicable drinking-water standards;
d.Taking actions to assist State-owned Public Water Systems in installing, operating, and maintaining treatment sufficient to reduce concentrations of PFAS to applicable drinking-water standards;
e.Taking actions to assist owners of Private Potable Wells in installing, operating, and maintaining POET Systems or other treatment sufficient to reduce concentrations of PFAS to applicable drinking-water standards;

f.Paying Spill Fund Claims and any other liability that the Spill Fund has incurred, is incurring, or may continue to incur as a result of PFAS Contamination or Discharges of PFAS;
g.Taking actions to support the cleanup and removal of PFAS Contamination;
h.Investigating and identifying concentrations of PFAS associated with Discharges;
i.Testing Private Potable Wells to identify concentrations of PFAS;
j.Connecting to a Public Water System privately owned structures whose residents currently rely on a Private Potable Well;
k.Providing interim water supplies to residents whose water supplies were contaminated due to PFAS Contamination or Discharges of PFAS;
l.Taking actions to assist in installing, operating, and maintaining Treatment Works to reduce concentrations of PFAS associated with PFAS Contamination or Discharges of PFAS;
m.Taking actions to support Remedial Investigations, Remedial Actions, cleanup, or removal with respect to the impact on Groundwater, Surface Water, sediments, porewater, soils, and Pathways, of PFAS Contamination or Discharges of PFAS;
n.Taking actions to support Remedial Investigations, Remedial Actions, cleanup, or removal with respect to the impact on Groundwater, Surface Water, sediments, porewater, soils, and Pathways, of PFAS Contamination or Discharges of

PFAS resulting from offsite placement or disposal of PFAS-containing Sludge, including residuals from any Wastewater Treatment Plant;
o.Taking actions to protect against or address any imminent and substantial endangerment to New Jersey residents’ human health or safety, or to the Environment, arising from, based on, involving, or caused by PFAS Contamination or Discharges of PFAS;
p.Identifying, investigating, collecting, disposing of, or replacing with a PFAS-free alternative the AFFF stored by an airport, fire department, or Firefighting Training Academy;
q.Taking actions to assist any Person who owns, Operates, manages, or controls an airport, fire department, Firefighting Training Academy, Hazardous Waste Facility, Private Potable Well, Site, Solid Waste Facility, Treatment Works, Wastewater Treatment Plant, Water Purveyor, or Water System in commencing or implementing an abatement project related to PFAS Contamination or Discharges of PFAS;
r.Reimbursing any Settling Plaintiff or other Government Entity of the State or of any of the State’s Political Subdivisions for funding distributed through any revolving fund, spill cleanup fund, loan, or grant program of any kind for addressing PFAS Contamination, regardless of the source of such funding;
s.Conducting toxicology, bioaccumulation, or bioavailability studies of any PFAS;
t.Engaging consultants or other professionals to assist the Department in carrying out its obligations under this JCO; and

u.Taking actions to educate the New Jersey public on minimizing their exposure to PFAS, including through consumer products.
51.Settling Plaintiffs agree that such PFAS Contamination Abatement Funding shall be administered by the Department. The Department, in allocating PFAS Contamination Abatement Funding, shall prioritize taking actions to treat PFAS in Public Water Systems and Private Potable Wells serving residential properties, schools, and child-care facilities. In allocating funds, the Department also shall use the PFAS Contamination Abatement Funding derived from this JCO exclusively for “the restitution or remediation of a harm to the environment, wildlife, or natural resources,” within the meaning of Treas. Reg. section 1.162-21(e)(4)(1). Except as specifically provided herein, nothing in this Section VII shall alter the Department’s sole discretion to use the funds paid pursuant to Paragraph 44.c.ii and Exhibit A as it determines to be appropriate to protect the public health and safety and the Environment from impacts caused directly or indirectly by any PFAS Contamination or Discharge of PFAS. The Parties acknowledge the Department’s sole discretion to allocate and disburse PFAS Contamination Abatement Funding (including, in the Department’s sole discretion, reallocating funds within Paragraph 44.c.ii) and to identify specific PFAS Contamination Abatement Projects to address PFAS Contamination.
52.The Department shall establish an application process for interested Persons to receive PFAS Contamination Abatement Funding provided under this JCO. Such application process shall require the applicant, prior to receiving any distribution or payment of PFAS Contamination Abatement Funding provided under this JCO, to affirmatively acknowledge in writing that certain PFAS-related Claims that the applicant otherwise might bring or litigate against 3M or other Released Entities are precluded, as described in Paragraph 40’s discussion of res judicata and elsewhere in this JCO.
53.Subject to Paragraph 48, 3M’s payments made pursuant to Paragraph 44.c.ii, Paragraph 45, and Exhibit A to fund PFAS Contamination Abatement Projects satisfy all obligations that 3M might otherwise have under State or federal law to perform or fund any activities to Remediate any PFAS Contamination or Discharge of PFAS that may have occurred at any Site or anywhere else within the boundaries of the State before the Effective Date.
VIII.SETTLING PLAINTIFFS’ RELEASE AND COVENANT NOT TO SUE
54.The Release. As of the Effective Date, in consideration of this JCO and other consideration identified herein, the Releasors, acting through and by the Attorney General and on behalf of the State and all executive and administrative offices, departments, agencies, authorities, and instrumentalities of the State government, and acting in all Settling Plaintiffs’ capacities as described in Paragraph 9, on behalf of and for the benefit of all the State’s Political Subdivisions, citizens, and residents, fully and forever release all Released Entities from all Released Claims and fully discharge all Released Claims against all Released Entities. The releases provided for in this JCO (individually and collectively, the “Release”) extend to Released Claims that the Releasors do not know or suspect to exist in their favor as of the Effective Date, regardless of whether they could have materially affected the terms of this JCO. It is the intention of this JCO that the definition of “Release” be as broad, expansive, and inclusive as possible, so as to give the Released Entities the broadest possible bar against any liability in any way arising from, based on, involving, or caused by any Covered Conduct or Covered Harm and extend to the full extent of the power of the State, the Governor, and the Attorney General to release Claims, to the maximum extent allowable by law. This JCO shall be a complete bar to any Released Claim. By the State exercising its authority and the Court entering this JCO, any Claim (regardless of the identity of the Person asserting the Claim) arising from, based on, involving, or caused by PFAS in Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System in the State or within the State’s jurisdiction and any Claim asserted by a Government Entity of the State or of any of the State’s Political Subdivisions against any Released Entity in any way arising from, based on, involving, or caused by any Covered Conduct or Covered Harm is released, barred, and precluded.
55.The Attorney General’s Power and Authority to Release. By executing this JCO, the Attorney General represents that he (i) has the power and authority needed to enter into this JCO and to fully release all Released Claims on behalf of all Releasors and (ii) does in fact release all such Released Claims. For the avoidance of doubt, all Released Claims that can be released by any officer of the State can be fully released by the Attorney General as the State’s chief legal officer.
56.The Covenant Not To Sue. As of the Effective Date, and in consideration of this JCO and other consideration identified herein, the Releasors absolutely, unconditionally, and irrevocably covenant not at any time hereafter, whether directly or indirectly or individually or collectively, to sue or take administrative action or commence, bring, file, assign, or prosecute (or to cause, assist, or permit to be commenced, brought, filed, assigned, or prosecuted), or to otherwise seek to establish liability for, any Released Claim against any Released Entity in any forum whatsoever, or any Claim arising from, based on, involving, or caused by any act, error, omission, event, or thing within the scope of the Release against any Released Entity as to any Covered Conduct or Covered Harm (the “Covenant Not To Sue”). For the avoidance of doubt, the term “Covenant Not To Sue” includes any Claim that could be asserted against any Released

Entity by any Releasor—including in any corporate, personal, direct, representative, derivative, class, or individual capacity—in any federal, state, or local action or proceeding (whether judicial, arbitral, regulatory, or administrative) to recover damages or funds for any Person who owns, Operates, manages, or controls any airport, fire department, Firefighting Training Academy, Hazardous Waste Facility, Private Potable Well, Site, Solid Waste Facility, Treatment Works, Wastewater Treatment Plant, Water Purveyor, or Water System in the State or within the State’s jurisdiction. It is the intention of this JCO that the definition of “Covenant Not To Sue” be as broad, expansive, and inclusive as possible.
57.Exclusive Remedy. The relief provided for in this JCO shall be the sole and exclusive remedy for all Releasors with respect to any Released Claim, and the Released Entities shall not be subject to liability or expense of any kind with respect to any Released Claim other than as set forth in this JCO.
58.The Release and the Covenant Not To Sue described in this Section VIII shall take effect upon the Effective Date.
59.The Release and Covenant Not To Sue described in this Section VIII extend only to Released Entities and not to any other Person.
60.The Release and Covenant Not To Sue described in this Section VIII do not pertain to any matters other than those expressly stated.
IX.RESERVATIONS AND FUTURE LITIGATION
61.Nothing in this JCO shall be construed to preclude Settling Plaintiffs from taking any action they deem necessary or appropriate to protect public health and safety and the Environment, and to enforce the State’s environmental laws, to the extent those actions are not inconsistent with this JCO or any resolution of liability effected thereby. For the avoidance of doubt, no action or enforcement that any Settling Plaintiff takes pursuant to this Paragraph 61 can alter in any way any Releasor’s obligations under the Dismissals, the Release, the Covenant Not To Sue, or any other provision of this JCO.
62.Settling Plaintiffs reserve, and this JCO is without prejudice to, all rights against 3M and defenses to actions brought by 3M against any Settling Plaintiff concerning all matters not addressed in this JCO.
63. 3M reserves, and this JCO is without prejudice to, all rights against Releasors and defenses to actions brought by any Releasor against 3M concerning all matters not addressed in this JCO.
64.Nothing in this JCO shall be construed, nor is intended by the Parties, to limit the right of any Class-Member Public Water System to obtain its designated recovery under the Public Water System Class Settlement.
65.Nothing in this JCO shall be construed, nor is intended by the Parties, to create any rights in, or to grant any cause of action to, any Non-Released Entity, provided, however, that nothing in this Paragraph 65 affects the enforceability of the Release, obligations, or covenants contained herein.
66.Nothing in this JCO shall be construed, nor is intended by the Parties, to limit in any way the liability of any Non-Released Entity or to diminish the right of any Releasor to pursue Claims against any such Non-Released Entity.
67.Except as expressly set forth in this JCO, nothing in this JCO shall waive or impair any rights or defenses that any Released Entity or Releasor may have.
X.CONTRIBUTION PROTECTION
68.The Parties agree and the Court by entering this JCO intends that:

a.The Settlement Payments made under this JCO shall be the sole payment made by the Released Entities to the Releasors arising from, based on, involving, or caused by Covered Conduct or Covered Harm (or conduct that would be Covered Conduct or Covered Harm if engaged in by a Released Entity);
b.Claims by Releasors against Non-Released Entities should not result in additional payments by Released Entities, whether through contribution, indemnification, or any other means; and
c.This JCO meets the requirements for providing contribution protection to 3M from contribution actions under CERCLA, the Spill Act, the Joint Tortfeasors Contribution Law, N.J.S.A. 2A:53A-1 to -61, the Comparative Negligence Act, N.J.S.A. 2A:15-5.1 to -5.8, the Uniform Contribution Among Joint Tortfeasors Act, and any similar state law or doctrine that reduces or discharges a released party’s liability to any other parties.
69.The provisions of this Section X are intended to be implemented consistent with these principles.
70.This JCO constitutes a good-faith settlement of the Releasors’ Released Claims against the Released Entities. The Releasors stipulate that they give all Dismissals, the Release, and the Covenant Not To Sue provided in this JCO in good faith pursuant to the State’s Joint Tortfeasors Contribution Law, N.J.S.A. 2A:53A-1 to -61. The Parties further stipulate that this JCO and the Dismissals, the Release, and the Covenant Not To Sue provided herein were entered into in good faith based upon arm’s-length negotiation among the Parties and their counsel. The Parties further stipulate that the Dismissals, the Release, and the Covenant Not To Sue provided in this JCO are intended to and shall serve as a bar to all cross-claims, counterclaims, and complaints for contribution which have been brought or may be brought against the Released Entities arising from, based on, involving, or caused by Covered Conduct or Covered Harm.
71.This JCO constitutes a judicially approved settlement for purposes of section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2). By entering this JCO, the Released Entities are entitled, as of the Effective Date, to protection from contribution actions or claims as provided by section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), for “matters addressed” in this JCO. The “matters addressed” in this JCO are all the Released Claims set forth in the Release in Paragraph 54.
72.Upon entry by the Court, this JCO shall constitute a judicially approved settlement within the meaning of N.J.S.A. 58:10-23.11f.a.(2)(b) and 42 U.S.C. § 9613(f)(2) and a final judgment resolving the Chambers Works Litigation and the Parlin Litigation with respect to 3M (but not as to other defendants), for purposes of providing 3M with protection from contribution actions addressing State Trustee-settled Natural Resource Damages. The Parties agree and the Court by entering this JCO intends that 3M has resolved its liability for Natural Resource Damages to the State’s Natural Resource Trustee. To the maximum extent allowable by law, 3M shall not be liable for Claims for contribution for Natural Resource Damages, including for contribution actions under N.J.S.A. 58:10-23.11f.a.(2)(a), 42 U.S.C. § 9613(f), and 42 U.S.C. § 9622(h)(4).
73.As set forth in Paragraph 82, Releasors acknowledge that 3M’s making the payments set forth in Paragraphs 44 through 47 and Exhibit A, including funding PFAS Contamination Abatement Projects, fully satisfies 3M’s Remediation obligations, including liability to the State for Remediation or associated costs, for any PFAS Contamination or Discharge of PFAS, including any PFAS Contamination at or Discharge of PFAS from the

Chambers Works Site, the Parlin Site, or the West Deptford Site. As a result, upon entry by the Court, this JCO shall constitute a judicially approved settlement within the meaning of N.J.S.A. 58:10-23.11f.a.(2)(b) and 42 U.S.C. § 9613(f)(2) for purposes of providing protection from contribution actions or contribution Claims related to any PFAS Contamination or Discharge of PFAS, and from contribution actions or contribution Claims related to any PFAS Contamination Abatement Project or to any Site, all to the maximum extent provided for in N.J.S.A. 58:10-23.11f.a.(2)(b) and 42 U.S.C. § 9613(f)(2) (collectively, the “Contribution Claims”). To the maximum extent allowable by law, 3M shall not be liable for any Contribution Claims, including for contribution actions or contribution Claims under N.J.S.A. 58:10-23.11f.a.(2)(a), 42 U.S.C. § 9613(f)(2), and 42 U.S.C. § 9622(h)(4).
74.This JCO will resolve the liability of 3M to Settling Plaintiffs for the purpose of providing contribution protection to 3M and other Released Entities from contribution actions under CERCLA, the Spill Act, the Joint Tortfeasors Contribution Law, N.J.S.A. 2A:53A-l to -61, the Comparative Negligence Act, N.J.S.A. 2A:15-5.1 to -5.8, or any other statute, regulation, order, or common-law principle related to the causes of action that were or could have been pleaded in the Litigations or the Statewide PFAS Directive or matters addressed in this JCO. The Parties agree and the Court by entering this JCO finds that 3M is entitled to protection from contribution actions pursuant to section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), the Spill Act, N.J.S.A. 58:10-23.11f.a.(2)(b), and any other statute, regulation, order, or common-law principle that provides contribution rights against any Released Entity with regard to the subject matter of the Litigations or the Statewide PFAS Directive or matters addressed in this JCO. In any action in which a Non-Released Entity asserts a Claim-Over against a Released Entity, Settling Plaintiffs shall not oppose any Released Entity’s assertion that the Released Entities have paid through this JCO their equitable share of damages for Covered Conduct and Covered Harm.
75.With respect to any Claim, Claim-Over, or contribution action not covered by Paragraphs 70 through 74:
a.To the extent that, on or after the Settlement Date, any Releasor enters into a Non-Party Settlement, including in any bankruptcy case or through any plan of reorganization (whether individually or as a class of creditors), the Releasor will include (or in the case of a Non-Party Settlement made in connection with a bankruptcy case, will cause the debtor to include), unless prohibited from doing so under applicable law, in the Non-Party Settlement a prohibition on Claim-Over or a release from such Non-Released Entity in favor of the Released Entities (that is equivalent in nature and scope to the Release contained in this JCO) of any Claim-Over. The obligation to obtain the prohibition or release required by this Paragraph 75.a is a material term of this JCO.
b.If any Releasor obtains a judgment with respect to non-Party Covered Conduct or Covered Harm against a Non-Released Entity that does not contain a prohibition like that described in Paragraph 75.a, or any Releasor files a Non-Party Covered Harm Claim against a Non-Released Entity in bankruptcy, or a Releasor is prevented for any reason from obtaining a prohibition/release in a Non-Party Settlement as provided in Paragraph 75.a, and such Non-Released Entity asserts a Claim-Over against a Released Entity, 3M shall take the following actions to ensure that the Released Entities do not pay more with respect to Covered Conduct or Covered Harm to Releasors or to Non-Released Entities than the amounts owed by 3M under this JCO:

i.3M shall notify that Releasor of the Claim-Over within 60 Days after the assertion of the Claim-Over or 60 Days after the Effective Date, whichever is later;
ii.3M and that Releasor shall meet and confer concerning the means to hold Released Entities harmless and ensure that they are not required to pay more with respect to Covered Conduct or Covered Harm than the amounts owed by 3M under this JCO;
iii.That Releasor and 3M shall take steps sufficient and permissible under the law of the State to hold Released Entities harmless from the Claim-Over and ensure that Released Entities are not required to pay more with respect to Covered Conduct or Covered Harm than the amounts owed by 3M under this JCO. Such steps may include, where permissible:
(1)Filing of motions to Dismiss or such other appropriate motion by any Released Entity, and supported by Releasors, in response to any Claim filed in litigation or arbitration;
(2)Reduction of that Releasors’ Claim and any judgment it has obtained or may obtain against such Non-Released Entity by whatever amount or percentage is necessary to extinguish such Claim-Over under applicable law, up to the amount that Releasor has obtained, may obtain, or has authority to control from such Non-Released Entity;
(3)Placement into escrow of funds paid by the Non-Released Entities such that those funds are available to satisfy the Claim-Over;

(4)Return of monies paid by 3M to that or any other Releasor under this JCO to permit satisfaction of a judgment against or settlement with the Non-Released Entity to satisfy the Claim-Over;
(5)Payment of monies to 3M by that Releasor to ensure that Released Entities are held harmless from such Claim-Over, up to the amount that Releasor has obtained, may obtain, or has authority to control from such Non-Released Entity;
(6)Credit to 3M under this JCO to reduce the overall amounts to be paid under the JCO such that 3M is held harmless from the Claim-Over; and
(7)Such other actions as that Releasor and 3M may devise to hold any Released Entity harmless from the Claim-Over.
iv.The actions of that Releasor and 3M taken pursuant to Paragraph 75.b.iii must, in combination, ensure that the Released Entities are not required to pay more with respect to Covered Conduct or Covered Harm than the amounts owed by 3M under this JCO.
v.In the event of any dispute over the sufficiency of the actions taken pursuant to Paragraph 75.b.iii, that Releasor and 3M may seek review by this Court. If this Court’s actions do not result in Released Entities being held fully harmless, 3M shall have a claim for breach of this JCO by Releasors, with the remedy being payment of sufficient funds to hold the Released Entities harmless from the Claim-Over. For the avoidance of doubt, the prior sentence does not limit or eliminate any other remedy that 3M may have.

76. 3M expressly reserves all rights, including any right to indemnification and contribution (including indemnification and contribution pursuant to an insurance contract for 3M’s payment obligations under this JCO), defenses, Claims, demands, and causes of action that 3M may have concerning any matter, transaction, or occurrence, whether or not arising out of the subject matter of the Litigations or the Statewide PFAS Directive, whether before or after the final resolution of a site remediation plan, against any Person not a Party to this JCO, with the following exceptions:
a.3M shall not seek contribution to recover any amount relating to the Chambers Works Site or the Chambers Works Litigation that 3M has paid pursuant to Paragraph 44.c.i(1) or Paragraph 44.c.ii(1) from any defendant in the Chambers Works Litigation that has entered into a settlement resolving the Chambers Works Litigation against such defendant unless such defendant has filed against a Released Entity a Claim, Claim-Over, or contribution action relating to the Chambers Works Site.
b.3M shall not seek contribution to recover any amount that 3M has paid pursuant to Paragraph 44.c from any Releasor, from any Government Entity of the State or of any of the State’s Political Subdivisions, or from any Non-Released Entity that pursuant to this JCO has fully and forever released all Released Entities from all Released Claims, provided, however, that if, notwithstanding this Paragraph 76.b, such a Non-Released Entity brings a Claim, Claim-Over, or contribution action against a Released Entity, 3M expressly reserves all rights to seek contribution to recover as an offset from such Non-Released Entity any amount that 3M has agreed to pay pursuant to Paragraph 44.c.

c.Nothing about 3M’s reservation of contribution rights in this Paragraph 76 shall prohibit or impair Settling Plaintiffs or any Government Entity of the State from resolving Claims against any Non-Released Entity, including providing such Non-Released Entity with contribution protection that limits 3M’s ability to seek contribution or indemnity from such Non-Released Entity (except for indemnification or contribution pursuant to an insurance contract for 3M’s payment obligations under this JCO).
77.Nothing in this JCO shall be construed, nor is intended by the Parties, to limit in any way the liability of any Person that is not a Released Entity.
78.Nothing in this JCO shall be construed, nor is intended by the Parties, to create any rights in, or to grant any cause of action to, any Person not a Party to this JCO. The preceding sentence shall not be construed to waive or nullify any rights that any Person not a Party to this JCO may have under applicable State or federal law.
XI.NO FINDING OR ADMISSION OF LIABILITY
79.Nothing in this JCO shall be considered an admission by any Released Entity, or a finding by Settling Plaintiffs or this Court, of any wrongdoing, fault, or liability on the part of any Released Entity. Nothing in this JCO shall be considered to acknowledge any validity to the Claims asserted, or any weakness in the defenses asserted, in the Litigations; or to acknowledge any scientific, medical, factual, or other bases asserted in support of any of those Claims. Nothing in this JCO, any negotiations, statements, communications, proceedings, filings, or orders relating thereto, or the fact that the Parties entered into the JCO and settled the Released Claims against the Released Entities shall be construed, deemed, or offered as an admission or concession by any Party or as evidentiary, impeachment, or other material available for use or subject to discovery in any suit, action, or proceeding, except (i) as required or permitted to comply with or enforce the terms of this JCO, or (ii) in connection with a defense based on res judicata, claim preclusion, collateral estoppel, issue preclusion, release, or other similar theory asserted by any Released Entity. Nothing in this JCO is intended to limit any right, Claim, or defense that any Released Entity may have with respect to any litigation or Claim brought by a Non-Released Entity.
80.This JCO shall not be used as evidence in any other litigation or future proceedings other than (a) a proceeding to enforce the terms of this JCO; (b) any other proceeding involving this JCO’s contribution-protections provisions; or (c) any contribution action brought by any Released Entity.
81.No part of this JCO, nor the JCO as a whole, nor any activity taken by any Released Entity pursuant to this JCO, shall constitute, nor shall be interpreted or used as, an admission of wrongdoing, fault, liability, law, or fact, nor shall this JCO or any Section or Paragraph thereof be admissible in any proceeding or hearing as an admission, except to the extent necessary for a Released Entity or a Settling Plaintiff to enforce a provision of this JCO or to establish the scope of this JCO’s Release or contribution-protection provisions.
XII.EFFECT OF SETTLEMENT
82.The Parties agree and the Court by entering this JCO finds that 3M’s making the payments set forth in Paragraphs 44 through 47 and Exhibit A, including funding the PFAS Contamination Abatement Projects, compensates the public for at least 3M’s fair share of any and all Natural Resource Damages caused by any PFAS Contamination or Discharge of PFAS, and satisfies fully 3M’s Remediation obligations related to any PFAS Contamination or Discharge of PFAS. Therefore, the Parties agree and the Court by entering this JCO finds that the compensation and commitments provided in the JCO constitute at least 3M’s fair share of the

Natural Resource Damages, Remediation obligations, and other damages related to any Covered Conduct or Covered Harm with respect to PFAS, PFAS Contamination, and Discharges of PFAS.
83.The Parties agree and the Court by entering this JCO finds that 3M’s payments set forth in Paragraphs 44 through 47 and Exhibit A, including funding the PFAS Contamination Abatement Projects, are not intended to and do not extinguish Settling Plaintiffs’ Claims against any Non-Released Entity for Natural Resource Damages and Remediation obligations. Furthermore, the Parties agree and the Court by entering this JCO finds that nothing herein is intended to modify any Non-Released Entity’s potential joint and several liability for any and all Claims in any way arising from, based on, involving, or caused by any PFAS Contamination or Discharge of PFAS, including Natural Resource Damages and Claims for Remediation.
84.To the extent any Non-Released Entity seeks to contest the effect of this JCO, Settling Plaintiffs shall cooperate with the defense in any such action brought against any Released Entity by providing documents and assistance with discovery to the extent such requests for assistance are reasonable.
XIII.JUDICIAL CONSENT ORDER PROCESS
85.This JCO has been subject to public notice and comment as required by Paragraphs 86 through 95.
86.In accordance with N.J.S.A. 58:10-23.11e2, Settling Plaintiffs published in the New Jersey Register and on the Department’s website the names of the Litigations and the Statewide PFAS Directive, the names of the Parties to this proposed JCO, the location of the properties on which the Department had notice at the time of the publication that Discharges of PFAS had occurred, and a summary of the terms of this proposed JCO, including the amount of monetary payments to be made. The Department provided written notice of this proposed JCO, including the information listed above, to certain other parties in the Litigations and to other potentially responsible parties of whom the Department had notice at the time of the publication.
87.Plaintiffs also published a copy of this proposed JCO on the Department’s website and arranged for notice to certain known interested persons, as described in this Section XIII.
88.In addition to the contents described in Paragraph 86, Plaintiffs’ notices explained that a copy of this proposed JCO was available on the Department’s website, explained that there were 60 Days to comment on this proposed JCO, and summarized this proposed JCO’s res judicata effects as an enforceable, binding final judgment that will preclude certain Claims in future litigation.
89.The Department arranged for written notice of this proposed JCO to all Political Subdivisions.
90.The Department arranged for written notice of this proposed JCO to counsel for (i) all parties in the Chambers Works Litigation; (ii) all parties in the Parlin Litigation; (iii) all plaintiffs (including plaintiff-intervenors) residing in the State (except for those bringing Claims only for Personal Injury or for Property Damage) and all defendants (including defendant-intervenors) in the AFFF Litigation, (iv) all respondents to the Statewide PFAS Directive; and (v) to the extent that 3M identified them and provided the State with contact information for them, all plaintiffs in PFAS-related cases pending against 3M at the time of the publication described in Paragraph 86 in any State or federal court in New Jersey.
91.To the extent practicable, the Department assisted 3M in identifying other known interested Persons to whom written notice of this proposed JCO could be sent and contact information for such Persons. To the extent practicable, the Department then arranged for written notice of this proposed JCO to Persons (i) who 3M identified, (ii) for whom 3M provided contact information to the State, and (iii) who 3M in good faith believed owned, Operated, managed, or controlled an airport, fire department, Firefighting Training Academy, Hazardous Waste Facility, Solid Waste Facility, Treatment Works, Wastewater Treatment Plant, Water System, or potentially relevant industrial facility in the State or within the State’s jurisdiction.
92.In fulfillment of N.J.S.A. 58:10-23.11e2, the Parties provided written notice of this proposed JCO by:
a.3M publishing notice in each of the following newspapers, in print or, where such newspaper is digital-only, digitally: Asbury Park Press, Atlantic City Press, Bergen Record, Burlington County Times, Courier Post, New Jersey Herald; South Jersey Times, and Star Ledger; and
b.The Department publishing a copy of the New Jersey Register notice on the Contaminated Site Remediation and Redevelopment Program’s website and the Office of Natural Resource Restoration’s website, which the public can access at http://www.nj.gov/dep/srp/legal/ and https://dep.nj.gov/nrr/proposed-settlements/, respectively.
93.The notice described in this Section XIII is deemed compliant with the notice requirement of N.J.S.A. 58:10-23.11e2.
94.Upon conclusion of the 60-Day comment period set forth in Paragraph 88, the Department notified 3M that:
a.the Department received no comments that disclosed facts or considerations that indicated to the Department, in its sole discretion, that this JCO was inappropriate, improper, or inadequate; or

b.the Department received comments that disclosed facts or considerations that indicated to the Department, in its sole discretion, that this JCO required amendment or was inappropriate, improper, or inadequate.
95.If, as set forth in Paragraph 94.b, the Department notified 3M that it believed this JCO required amendment or should be voided, the Department provided 3M with (i) the specifics of those draft amendments and a revised version of this JCO incorporating the amendments or (2) a notification that the Department had determined preliminarily that this JCO should be voided. 3M had an opportunity to respond to the Department’s revised version of this JCO incorporating the amendments or to the Department’s preliminary determination that this JCO should be voided, and the Department considered 3M’s response with respect to the amended JCO or objections to the Department’s preliminary determination that this JCO should be voided. The Department did not make any final decision that this JCO should be voided until the Department worked in good faith with 3M to address the public comments that the Department received.
XIV.GENERAL PROVISIONS
96.This JCO will constitute the final, complete, and exclusive agreement and understanding between Settling Plaintiffs and 3M with respect to the settlement embodied in this JCO. Settling Plaintiffs and 3M agree and acknowledge that there are no representations, agreements, or understandings relating to the settlement other than those that are expressly contained in this JCO. Settling Plaintiffs and 3M agree not to disclose any pre-Settlement Date draft of this JCO or any of its Exhibits except pursuant to valid legal process or if required by a court of competent jurisdiction.

97.This JCO shall be governed and interpreted under the laws of the State of New Jersey, without regard to conflict-of-law principles.
98.This JCO shall be binding on 3M, its successors, assignees, and any trustee in bankruptcy or receiver appointed pursuant to a proceeding in law or equity.
99.Dispute Resolution. Any dispute between any Settling Plaintiff and 3M arising out of, based on, or involving this JCO shall be submitted to mediation on an expedited basis before a retired Judge of a New Jersey State Court or New Jersey Federal Court to be mutually agreed upon by the Parties. To the extent such mediation is unsuccessful within 90 Days, any Party may seek a judicial resolution of the dispute from this Court. In such an event, this JCO shall be interpreted in accordance with the terms of this JCO and the standards governing the interpretation of contracts under the laws of the State of New Jersey.
100. 3M and Settling Plaintiffs agree to cooperate in good faith to effectuate the terms of this JCO, including the scope of the Release and all other provisions of Section VIII, assist with the administration of the JCO, and aid in any public-notice requirements as set forth in Section XIII.
101.The Parties agree, upon entry of this JCO, not to contest the terms of this JCO, except that the Parties do not waive their rights to contest the interpretation or application of such terms in an action or proceeding brought to enforce this JCO pursuant to the dispute-resolution process provided for in Paragraph 99.
102.Nothing in this JCO shall be deemed to constitute preauthorization of a claim against the Spill Fund within the meaning of N.J.S.A. 58:10-23.11k. or N.J.A.C. 7:1J.
103.If, prior to the Court’s approval and entry of this JCO, any provision of this JCO or the application thereof to any Person or circumstance, to any extent, is held to be invalid or unenforceable, 3M shall have the right to render any changes to the JCO’s terms void and unenforceable and the right to render the entire JCO void and unenforceable if the JCO has been amended in any way. If, following the Court’s approval and entry of this JCO, any Dismissal, the Release, or the Covenant Not To Sue provided in this JCO or the application thereof to any Person or circumstance, to any extent, is held to be invalid or unenforceable, 3M shall have the right to render the entire JCO void and unenforceable. If, following the Court’s approval and entry of this JCO, any provision of this JCO other than its Dismissals, the Release, or the Covenant Not To Sue or the application thereof to any Person or circumstance, to any extent, is held to be invalid or unenforceable, (a) the Parties shall negotiate in good faith a valid and enforceable provision as similar in substance and in terms to such invalid or unenforceable provision as may be possible and (b) the remainder of this JCO or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this JCO shall remain valid and be enforced to the maximum extent allowable by law.
XV.EFFECTIVE DATE
104.The Effective Date of this JCO shall be the date upon which this JCO is entered by the Court, which shall be no earlier than January 1, 2026.
XVI.RETENTION OF JURISDICTION
105.This Court retains jurisdiction over both the subject matter of this JCO and the Parties for the duration of the performance of the terms of this JCO for the purpose of enabling any Party to apply to the Court at any time for such further order, direction, or relief as may be necessary or appropriate for the construction, interpretation, or modification of this JCO, or to effectuate or enforce compliance with this JCO’s terms.

106.The Parties consent to this Court’s jurisdiction to enter an injunction barring any Releasor from violating the Covenant Not To Sue or from commencing or prosecuting any action or other proceeding, or seeking other benefits, based upon the Released Claims.
XVII.COOPERATION AND DOCUMENT RETENTION
107.The Parties shall cooperate fully with each other and shall use all reasonable efforts to obtain Court approval of this JCO and its terms, including the scope of the Release and all other provisions of Section VIII, and to give force and effect to this JCO and all its terms, including the scope of the Release and all other provisions of Section VIII, in this Court and in in any federal, state, or local action or proceeding (whether judicial, arbitral, regulatory, or administrative).
108.Settling Plaintiffs shall cooperate fully with 3M, 3M’s agents, and 3M’s counsel by providing 3M with any non-privileged, non-work-product-protected documents, data, communications, or information that 3M deems necessary to any insurance-recovery effort or tax-related filings. Settling Plaintiffs shall prepare and file any IRS Forms 1098-F required to be filed in connection with this JCO consistent with the terms of this JCO, including the Parties’ agreement as to the amounts paid under this JCO that constitute restitution or remediation for tax purposes.
109. 3M agrees to make a current employee available to testify at Plaintiffs’ request at or prior to trial for the Chambers Works Litigation for purposes of laying a foundation for the admission of documents as evidence, including, at a minimum, the Certification of 3M dated October 30, 2024, and verified by 3M’s Director of TEBG Business Transformation and Deployment.

110. 3M shall comply with the provisions of any and all orders regarding preservation of evidence entered in the Chambers Works Litigation, the Parlin Litigation, or the AFFF MDL, for as long as required under the terms of such orders. Settling Plaintiffs in no way authorize or endorse destruction of documents or other evidence following the expiration of such orders should 3M be under any other obligation, to Settling Plaintiffs or otherwise, to preserve such documents or other evidence.
111. 3M agrees that, effective at the time the application described in Paragraph 120 is submitted, its counsel and experts (i.e., Persons who have been identified in the Chambers Works Litigation solely as expert witnesses for 3M and for no other defendant) will no longer participate in the defense of the Chambers Works Litigation and that it will terminate its participation in any joint defense agreement it may have entered concerning the Chambers Works Litigation.
XVIII.MODIFICATION
112.This JCO or any provision of this JCO may be modified or waived only by written agreement duly executed by all Parties and approved by the Court.
113.This JCO represents the entire integrated agreement between Settling Plaintiffs and 3M regarding the subject matter of the JCO, and supersedes all prior negotiations, representations, agreements, or understandings, whether written or oral, regarding the subject matter of the JCO.
114.Most Favored Nation Provisions.
a.If, on or before the date 10 years after the Effective Date, 3M enters into a Multistate Settlement that would have paid Settling Plaintiffs an amount whose net present value would have been more than the net present value of the Settlement

Payments that the State could be paid under this JCO, using the same discount rate and starting date described below and excluding the New Jersey Leadership Payment, the $145,000,000 in Settlement Payments relating to the Chambers Works Site, and the Costs, Fees, and Punitive Damages Payment, Settling Plaintiffs shall, for 30 Days after the Multistate Settlement becomes effective in all participating states, have the option to file in this Court an unopposed motion to modify this JCO to incorporate a requirement that 3M pay the State a “Multistate Catchup Payment” described in this Paragraph 114.a, so long as Settling Plaintiffs agree to any portion of the Multistate Settlement’s release that is broader than the Release in Paragraph 54, including any broader scope, broader definition of Covered Conduct or Covered Harm, and narrower reservations than in Section IX. The same method shall be used to calculate the net present values of the payments to be compared for purposes of this Paragraph 114.a.
i.The “Multistate Catchup Payment” shall be calculated in six steps. First, using a discount rate of 8 percent from the date the Multistate Settlement becomes final, non-appealable, or effective in all participating states (whichever is latest) (the “starting date”), calculate the net present value of the amount that the State of New Jersey would have received under the Multistate Settlement in the past, present, or future. Second, calculate the net present value of the past, present, or future Settlement Payments that the State could be paid under this JCO, using the same discount rate and starting date described above and excluding the New Jersey Leadership Payment, the $145,000,000 in Settlement Payments relating to the Chambers Works Site, and the Costs, Fees, and Punitive Damages Payment. Third, subtract the amount calculated in the second step from the amount calculated in the first step. Fourth, adjust that difference, using the same discount rate, to account for the period of time that will elapse between the date in the first step and the date on which the State is anticipated to receive the third of the 5 installments of its Multistate Catchup Payment. Fifth, if that adjusted amount exceeds $50,000,000, reduce the amount to $50,000,000. Sixth, divide the amount by 5 to reflect that it will be paid in 5 equal installments.
ii.The “amount that the State of New Jersey would have received under the Multistate Settlement” referenced in Paragraph 114.a.i shall be calculated by applying the same formula used in the Multistate Settlement for determining the amount of settlement funds that the Multistate Settlement allocates to each participating state and should exclude the amount that under that formula would be the State of New Jersey’s share of amounts payable under the Multistate Settlement not constituting restitution or remediation within the meaning of section 162(f)(2)(A) of the Code and Treas. Reg. section 1.162-21(e)(4).
iii.3M shall pay any Multistate Catchup Payment in 5 equal installments over the 5 years following this Court’s order granting Settling Plaintiffs’ unopposed motion.
iv.The portion of the Multistate Catchup Payment which bears the same ratio to the Multistate Catchup Payment that the net present value of 3M’s payments made or to be made pursuant to Paragraphs 44.c.i , 44.c.ii, and 44.c.iii bears to the net present value of all of 3M’s payments made or to be made pursuant to Paragraph 44 constitutes restitution or remediation within the meaning of the Code and Treas. Reg. section 1.162-21(e)(4). The remaining portion of the Multistate Catchup Payment constitutes the settlement value of reimbursements for costs incurred in Settling Plaintiffs’ investigation into, and litigation concerning, Covered Conduct or Covered Harm of a Released Entity, or other amounts not constituting restitution or remediation. Settling Plaintiffs shall use the amount identified as restitution or remediation exclusively for “the restitution or remediation of a harm to the environment, wildlife, or natural resources,” within the meaning of Treas. Reg. section 1.162-21(e)(4)(1).
b.If, on or before the date 10 years after the Effective Date, 3M enters into a Multistate Settlement that provides certain injunctive relief to all participating states, Settling Plaintiffs shall, for 30 Days after the injunctive-relief provisions of the Multistate Settlement become effective in all participating states, have the option to file in this Court an unopposed motion to modify this JCO to incorporate the same injunctive relief, so long as Settling Plaintiffs agree to any portion of the Multistate Settlement’s release that is broader than the Release in Paragraph 54, including any broader scope, broader definition of Covered Conduct or Covered Harm, and narrower reservations than in Section IX. The “certain injunctive relief” referenced in this Paragraph 114.b shall not include provisions (even if characterized as injunctive) under which 3M might agree to remediate sites formerly owned or operated by 3M or other sites or to commit funds or take actions to address alleged PFAS contamination, alleged discharges of PFAS, or alleged natural resource damages.
c.If, on or before the date 10 years after the Effective Date, any or all Settling Plaintiffs enter into any settlement or multiple settlements with any or all defendants (other than 3M) in the Chambers Works Litigation to fully resolve Claims relating to the Chambers Works Site, and the “Aggregate Amount” of such settlement(s) is less than $435,000,000, 3M shall have the right to reduce its next five Annual Payments by an amount calculated pursuant to this Paragraph 114.c (the “CW Fairness Credit”).
i.The amount of the CW Fairness Credit shall be calculated in three steps. First, divide the Aggregate Amount of payments that the State of New Jersey will receive from Settling Plaintiffs’ settlement or settlements with any or all defendants (other than 3M) in the Chambers Works Litigation by 3. Second, subtract that figure from $145,000,000. Third, divide the amount (so long as it is a positive amount) by 5 to reflect that it will be credited in 5 equal installments. For the avoidance of doubt, $435,000,000 is 3 times the $145,000,000 in Settlement Payments directly relating to the Chambers Works Site that the State will be paid under this JCO. The CW Fairness Credit does not cap, provide a credit against, or otherwise impact the value of Settling Plaintiffs’ claims against the defendants (other than 3M) in the Chambers Works Litigation.
ii.The Aggregate Amount shall include the face value of all cleanup and removal costs and damages to be paid, the value of any work to be performed, and the value of other forms of relief or compensation to be paid or performed, including the stated value of any Remediation Funding Source or other financial assurance mechanism that the Chambers Works Litigation defendant(s) other than 3M is or are required to provide in order to effectuate such work.

iii.3M shall receive the CW Fairness Credit in 5 equal installments over the 5 years immediately following the settlement or settlements; and if the next installment of the CW Fairness Credit (by itself or in combination with other credits) exceeds the amount that 3M owes for its next Annual Payment, any amount of the CW Fairness Credit in excess of that Annual Payment shall be carried over and deducted from the next Annual Payment until the CW Fairness Credit has been fully satisfied.
115.Nothing in this JCO shall be deemed to alter the Court’s power to enforce, supervise, or approve modifications to this JCO.
XIX.ENTRY OF THIS JCO
116. 3M has consented to the entry of this JCO without further notice after the comment period specified in Paragraph 88.
117.So long as Settling Plaintiffs do not receive public comments that disclose facts or considerations that indicate to Settling Plaintiffs, in their sole discretion, that the JCO is inappropriate, improper, or inadequate, upon conclusion of Settling Plaintiffs’ review of any public comments received as a result of the notice described in Paragraphs 86 through 95, Settling Plaintiffs shall promptly submit this JCO to the Court for entry.
118.Upon entry of this JCO by the Court, this JCO constitutes a final judgment under Federal Rules of Civil Procedure 54 and 58 among the Parties.
119.If for any reason the Court should decline to approve this JCO, including the scope of the Release and all other provisions of Section VIII, in the form signed or executed by the Parties or in the form presented to the Court, or if for any reason the Court should approve this JCO in a form different from the form signed or executed by the Parties or presented to the

Court, the agreement memorialized in this JCO is voidable at the sole discretion of any Party, and the terms of the agreement may not be used as evidence in any litigation.
120.Settling Plaintiffs, with the input and consent of 3M, filed an application with the Court to sever the claims against 3M or stay all proceedings as to 3M in the Chambers Works Litigation, pursuant to Federal Rule of Civil Procedure 21 or 42. Settling Plaintiffs’ application requested that the stay remain in place at least until the Court approves and enters this JCO, provided, however, that if the stay is terminated because the JCO is not approved or is overturned, remanded, vacated, or modified on appeal such that the JCO is void, is of no effect, or is deemed by the Parties, exercising good faith, to be materially altered, then Settling Plaintiffs and 3M shall work cooperatively to address scheduling with the Court. To the extent it may be necessary to do so, the Parties shall also seek a stay of all proceedings involving 3M in the Parlin Litigation and the AFFF Litigation pending the Court’s consideration of approval and entry of this JCO.
121.Dismissals. Not later than 3 Working Days after Settling Plaintiffs’ (or the Escrow Account’s) receipt of the first payment described in Paragraph 44.a, (i) Settling Plaintiffs shall file in this Court a motion for Dismissal of the Chambers Works Litigation and the Parlin Litigation as to 3M pursuant to Federal Rule of Civil Procedure 41(a)(2); (ii) Settling Plaintiffs shall file a motion for Dismissal of the AFFF Litigation as to 3M pursuant to Federal Rule of Civil Procedure 41(a)(2); and (iii) the Department shall withdraw and close the Statewide PFAS Directive as to 3M. These Dismissals will Dismiss all of Settling Plaintiffs’ pending Claims against 3M and will not Dismiss Settling Plaintiffs’ Claims against other defendants.

XX.SIGNATORIES/SERVICE
122.Each undersigned representative of each Party certifies that he or she is fully authorized to enter into the terms of this JCO and to execute and legally bind such Party to this JCO.
123.This JCO may be signed and dated in any number of counterparts, each of which shall be an original, and such counterparts shall together be one and the same JCO.
124.Any Party may execute this JCO by having its duly authorized signatory sign his or her name on the designated signature block below and transmitting that signature page electronically to counsel for all Parties. Any signature made and transmitted electronically for the purpose of executing this JCO shall be deemed an original signature for purposes of this JCO and shall be binding upon the Party transmitting the signature electronically.
125.The Parties agree that this JCO was negotiated fairly between the Parties at arm’s length and that the terms of this JCO shall be deemed to have been jointly and equally drafted by them, and that no provision of this JCO therefore should be construed against any Party on the grounds that the Party drafted, or was more responsible for drafting, the provision.
XXI.NOTICES UNDER THIS JCO
126.Except as otherwise provided herein, any notices or other documents required to be sent to any Party pursuant to this JCO shall be sent by email as well as a hard copy by United States Mail, Certified Mail Return Receipt requested, or other nationally recognized courier service that provides for tracking services and identification of the Person signing for the document. The notices or documents shall be sent to the following addresses:

For the Division of Law:
Gary Wolf
Section Chief
Division of Law
Department of Law and Public Safety
R.J. Hughes Justice Complex
25 Market Street
P.O. Box 093
Trenton, New Jersey 08625-093
Gary.Wolf@law.njoag.gov

For the Department and the Commissioner:
Kimberly Cahall
Chief Advisor and Chief Enforcement Officer
Legal, Regulatory, and Enforcement Policy
New Jersey Department of Environmental Protection
401 East State Street
Trenton, New Jersey 08625
Kimberly.Cahall@dep.nj.gov

For the Administrator:
David E. Haymes
Administrator
Spill Compensation Fund
New Jersey Department of Environmental Protection
ECA/Spill Fund
Mail Code: 401-06J
P.O. Box 420
Trenton, NJ 08625-0420
David.Haymes@dep.nj.gov

For DCA:
Cary Fais
Director
Division of Consumer Affairs,
One Christie Street, Suite 1010
Trenton, NJ 08608
faisc@dca.njoag.gov

For 3M:
Kevin H. Rhodes
Executive Vice President, Chief Legal Affairs Officer and Secretary
Legal Affairs Department
3M Company
3M Center, 220-9E-01
St. Paul, MN 55144-1000
krhodes@mmm.com

Thomas J. Perrelli
Jenner & Block LLP
1099 New York Avenue, N.W., Suite 900
Washington, DC 20001-4412
TPerrelli@jenner.com

SO ORDERED this __ day of _____, 2025:

____________________________________
The Honorable Renée Marie Bumb
Chief United States District Judge
.

THE NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION AND THE NEW JERSEY COMMISSIONER OF ENVIRONMENTAL PROTECTION CONSENT TO THE FORM AND ENTRY OF THIS ORDER

By:
    Shawn M. LaTourette
    Commissioner
    New Jersey Department of Environmental Protection

Dated: ________, 2025

NEW JERSEY SPILL COMPENSATION FUND CONSENTS TO THE FORM AND ENTRY OF THIS ORDER

By:
    David E. Haymes, Administrator
    New Jersey Spill Compensation Fund

Dated: _________, 2025

NEW JERSEY DIVISION OF CONSUMER AFFAIRS AND ITS DIRECTOR CONSENT TO THE FORM AND ENTRY OF THIS ORDER

By:
    Cari Fais, Director
    New Jersey Division of Consumer Affairs

Dated: _________, 2025

Matthew J. Platkin
Attorney General of New Jersey
Attorney for Plaintiffs and Division of Consumer Affairs

By:
    Gwen Farley, Esq.
    Deputy Attorney General

Dated: __________, 2025

3M COMPANY

By:
    Steven F. Reich
    Executive Vice President and Chief Counsel, Enterprise Risk Management

Dated: _________, 2025

EXHIBIT LIST

Exhibit A: Settlement Payments Schedule

Exhibit B: Escrow Agreement

Exhibit C: Letter to Claimants

Exhibit D: Former 3M Sites

[Note: Exhibit B, Exhibit C, and Exhibit D either to be finalized at a later date or not included as not material]

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